                                                                   EXHIBIT 10.17

                                              **CONFIDENTIAL TREATMENT REQUESTED

                       COLLABORATION AND LICENSE AGREEMENT

                                     BETWEEN



                           GENELABS TECHNOLOGIES, INC.

                                       AND

                          WATSON PHARMACEUTICALS, INC.





                            DATED: NOVEMBER 12, 2000

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I      DEFINITIONS............................................................   1

ARTICLE II     LICENSE; OTHER RIGHTS..................................................   5

    Section 2.01      Technology License Grant........................................   5
    Section 2.02      Trademarks......................................................   5
    Section 2.03      Marketing Authorizations........................................   5
    Section 2.04      Improvements....................................................   6
    Section 2.05      Residual Rights.................................................   6
    Section 2.06      Information.....................................................   6
    Section 2.07      Co-Promotion....................................................   6
    Section 2.08      Supply..........................................................   6
    Section 2.09      Manufacturing Information.......................................   6

ARTICLE III    PAYMENTS...............................................................   7

    Section 3.01      License Fee.....................................................   7
    Section 3.02      Royalty Payments................................................   7
    Section 3.03      Equity Purchases................................................  10
    Section 3.04      Third Party Licenses; Engleman Agreement........................   9

ARTICLE IV     PRODUCT DEVELOPMENT AND COMMERCIALIZATION..............................  11

    Section 4.01.     Establishment of the JPC........................................  11
    Section 4.02.     Purpose and Responsibilities of the JPC.........................  11
    Section 4.03.     JPC Meetings....................................................  11
    Section 4.04.     Voting and Dispute Resolution...................................  11
    Section 4.05.     Specific Matters for JPC Determination; Allocation of Costs.....  12
    Section 4.06.     Watson's Promotion and Marketing Obligations....................  13
    Section 4.07.     Co-Promotion....................................................  13
    Section 4.08.     Trademarks......................................................  13
    Section 4.09.     Intellectual Property...........................................  13

ARTICLE V      DEVELOPMENT, REGULATORY MATTERS........................................  13

    Section 5.01.     Development.....................................................  13
    Section 5.02.     Assistance......................................................  13
    Section 5.03.     Compliance......................................................  13
    Section 5.04.     Adverse Drug Event Reporting and Phase IV Surveillance..........  14
    Section 5.05.     Manufacturing Sites.............................................  14
    Section 5.06.     DHEA Supply.....................................................  14

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        Page
                                                                                        ----
ARTICLE VI     PATENTS AND TRADEMARKS.................................................  15

    Section 6.01.     Maintenance of Patents and Marks................................  15
    Section 6.02.     Patent Ownership................................................  15
    Section 6.03.     Prosecution and Maintenance of Joint Patent Rights..............  15
    Section 6.04.     Prosecution of Infringement.....................................  16
    Section 6.05.     Maintenance of Marks............................................  16
    Section 6.06.     Infringement Claimed By Third Parties...........................  16

ARTICLE VII    CONFIDENTIALITY........................................................  17

    Section 7.01.     Confidentiality.................................................  17
    Section 7.02.     Disclosure of Agreement.........................................  17

ARTICLE VIII     REPRESENTATIONS AND WARRANTIES.......................................  18

    Section 8.01.     Corporate Power.................................................  18
    Section 8.02.     Due Authorization...............................................  18
    Section 8.03.     Binding Obligation..............................................  18
    Section 8.04.     Ability to Carry Out Obligations................................  18
    Section 8.05.     Compliance with Laws............................................  18
    Section 8.06.     Genelabs Rights.................................................  18
    Section 8.07.     Adverse Properties..............................................  20
    Section 8.08.     Limited Warranty................................................  20
    Section 8.09.     Limitation of Liability.........................................  20

ARTICLE IX     INDEMNIFICATION........................................................  20

    Section 9.01.     Watson Indemnified by Genelabs..................................  20
    Section 9.02.     Genelabs Indemnified by Watson..................................  21
    Section 9.03.     Indemnitor May Settle...........................................  21

ARTICLE X      ADDITIONAL COVENANTS...................................................  22

    Section 10.01.    Right of First Negotiation for Competitive Product..............  22
    Section 10.02.    Third Party Agreements..........................................  22
    Section 10.03.    Covenant Not to Sue.............................................  22

ARTICLE XI     PRODUCT RECALL.........................................................  23

    Section 11.01.    Product Recalls or Withdrawal...................................  23
    Section 11.02.    Recall Costs....................................................  23
    Section 11.03.    Notification of Complaints......................................  23
    Section 11.04.    Notification of Threatened Action...............................  24

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        Page
                                                                                        ----
ARTICLE XII    INSURANCE..............................................................  24

    Section 12.01.    Insurance.......................................................  24

ARTICLE XIII   TERM AND TERMINATION...................................................  24

    Section 13.01.    Term............................................................  24
    Section 13.02.    Termination by Either Party for Cause...........................  24
    Section 13.03.    Effect of Termination...........................................  25
    Section 13.04.    Termination by Watson...........................................  26
    Section 13.05.    Return of Confidential Information upon Termination.............  26

ARTICLE XIV      DISPUTE RESOLUTION...................................................  26

    Section 14.01.    Dispute Resolution..............................................  26

ARTICLE XV     MISCELLANEOUS..........................................................  27

    Section 15.01.    Assignment......................................................  27
    Section 15.02.    Force Majeure...................................................  27
    Section 15.03.    Governing Law...................................................  28
    Section 15.04.    Patent Marking..................................................  28
    Section 15.05.    Waiver..........................................................  28
    Section 15.06.    Severability....................................................  28
    Section 15.07.    Notices.........................................................  28
    Section 15.08.    Independent Contractors.........................................  29
    Section 15.09.    Rules of Construction...........................................  29
    Section 15.10.    Entire Agreement; Amendment.....................................  29
    Section 15.11.    Headings........................................................  29
    Section 15.12.    Publicity.......................................................  29
    Section 15.13.    Counterparts....................................................  29
    Section 15.14.    Bankruptcy Matters..............................................  29
    Section 15.15.    Further Assurances..............................................  30

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        Page
                                                                                        ----
Exhibit A      Genelabs Marks.........................................................  A-1
Exhibit B      Licensed Patents.......................................................  B-1
Exhibit C      Form of Stock and Warrant Purchase Agreement...........................  C-1
Exhibit D      Form of Supply Agreement...............................................  D-1
Exhibit E      Third Party License Terms..............................................  E-1

                                              **CONFIDENTIAL TREATMENT REQUESTED

                       COLLABORATION AND LICENSE AGREEMENT

        This Collaboration and License Agreement (the "Agreement") is made as of November 12, 2000 (the "Effective Date") by and between Genelabs Technologies, Inc., a California corporation ("Genelabs"), and Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"). Genelabs and Watson are sometimes referred to collectively herein as the "Parties" or singly as a "Party."

                                    RECITALS

        WHEREAS, Genelabs has been engaged in substantial research, development and regulatory efforts in connection with the Product (capitalized terms are used as defined below);

        WHEREAS, Watson possesses substantial resources and expertise in the commercialization and marketing of pharmaceutical products;

        WHEREAS, Watson and Genelabs desire to collaborate to promote and exploit the Product in the Territory for use in the Field; and

        WHEREAS, in connection with and in furtherance of such collaboration, Watson desires to obtain from Genelabs, and Genelabs desires to grant to Watson, a license to relevant patent rights, know-how and regulatory authorizations pertaining to the Product in the Territory for use in the Field, and Genelabs desires to obtain from Watson in the future certain rights as described herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE I

                                   DEFINITIONS

        The following terms as used in this Agreement shall, unless the context clearly indicates to the contrary, have the meaning set forth below:

        "ADE" has the meaning set forth in Section 5.04.

        "Affiliate" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which owns, is owned by or is under common ownership with, a Party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to any Party, shall mean the possession (directly or indirectly) of more than 50% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

        "Applicable Laws" means all applicable laws, rules, regulations and guidelines within or without the Territory that may apply to the development, marketing or sale of the Product in the

                                              **CONFIDENTIAL TREATMENT REQUESTED

Territory or the performance of either Party's obligations under this Agreement including laws, regulations and guidelines governing the import, export, development, marketing, distribution and sale of the Product in the Territory, to the extent applicable and relevant, and including all current Good Manufacturing Practices or current Good Clinical Practices standards or guidelines promulgated by the FDA or the Competent Authorities and including trade association guidelines, where applicable, as well as U.S. export control laws and the U.S. Foreign Corrupt Practices Act.

        "Competent Authorities" means collectively the entities in each country responsible for the regulation of medicinal products intended for human use.

        "Confidential Information" means any confidential information (including, without limitation, information related to the Genelabs Technology) of a Party relating to any use, process, method, compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

               (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

               (b) is known by the receiving Party at the time of receiving such information;

               (c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

               (d) is independently developed by the receiving Party without the aid, application or use of, the disclosing Party's Confidential Information; or

               (e) is the subject of a written permission to disclose provided by the disclosing Party.

        "Effective Date" means the date first written above in the introductory paragraph of this Agreement.

        "FDA" means the United States Food and Drug Administration or successor agency thereto.

        "FDA Approval" means receipt by Genelabs of FDA approval of NDA #21-239.

        "Field" means the treatment of diseases, disorders and conditions in humans.

        "First Commercial Sale" means (i) with respect to a country in the Territory, the first sale for use, consumption or resale of the Product by Watson in such country (excluding any sales for clinical trials or market testing) and (ii) with respect to the Territory, the First Commercial Sale in any country within the Territory. A sale to an Affiliate shall not constitute a First Commercial Sale unless the Affiliate is the end user of the Product.

        "Genelabs Know-How" means, with respect to the Product, all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas,

                                              **CONFIDENTIAL TREATMENT REQUESTED

protocols and information, whether or not patentable, including, without limitation, all chemical, biochemical, toxicological, and scientific research information owned, controlled or licensed by Genelabs or its Affiliates as of the Effective Date and at any time during the Term of this Agreement, which is not covered by the Genelabs Patent Rights, but is necessary or useful to develop, manufacture and commercialize the Product in the Territory for use in the Field, and shall include Improvements.

        "Genelabs Marks" means "Aslera(TM)" or any additional trademarks selected by Genelabs to describe the Product, alone or accompanied by any logo (other than the Genelabs logo) or design and any foreign language equivalents in sound or meaning, whether registered or not, as depicted on Exhibit A.

        "Genelabs Patent Rights" means, with respect to the Product, all rights owned, controlled or licensed by Genelabs or its Affiliates under patents and patent applications and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts of the foregoing, as of the Effective Date and at any time during the Term of this Agreement, including all rights under the Third Party License which are necessary or useful to develop, manufacture and commercialize the Product in the Territory for use in the Field, and shall include Improvements and Genelabs' interest in Joint Patents in the Territory. The Genelabs Patent Rights as of the Effective Date are set forth on Exhibit B. Genelabs shall promptly inform Watson of any changes to Genelabs Patent Rights after the Effective Date.

        "Genelabs Technology" means the Genelabs Patent Rights and the Genelabs Know-How.

        "Improvements" means any and all developments, inventions or discoveries in the Field relating to the Product or Genelabs Technology owned, controlled or licensed by Genelabs, or its Affiliates, at any time during the Term hereof and shall include, but not be limited to, developments intended to enhance the safety and/or efficacy of the Product, or a combination product or new formulation.

        "IND" means an Investigational New Drug application required for approvals or authorizations from the FDA to commence human clinical testing of a drug, as defined by the FDA, or the equivalent application in another country.

        "Joint Patents" means all patent applications claiming any invention that is conceived or reduced to practice as a part of the collaboration pursuant to this Agreement and invented jointly by Watson employees or consultants on the one hand, and Genelabs employees or consultants on the other hand, and any continuations, continuations-in-part, renewals, divisionals, reissues, re-examinations or extensions of any of the foregoing, any patents issuing from any of the foregoing applications and any extended or restored term and any confirmation patent, registration patent or patent of addition with respect to any of the foregoing. Inventorship of said patents shall be determined according to the laws of the United States. Joint Patents will be set forth on Exhibit B.

        "Joint Product Committee" shall have the meaning set forth in Section 4.01.

                                              **CONFIDENTIAL TREATMENT REQUESTED

        "Marketing Authorization" means all necessary and appropriate regulatory approvals to manufacture, package, market and sell the Product in a particular country in the Territory, including without limitation NDA #21-239, and all supplements and amendments thereto.

        "NDA" means a New Drug Application and all amendments and supplements thereto, as defined by the FDA, or the equivalent application in another country.

        "Net Sales" means gross sales and certain deductions from gross sales, determined using the accrual method of accounting in accordance with generally accepted accounting principles, prior to the deductions of any royalties, applied in a manner consistent with Watson's financial reporting practices as reported in its SEC filings. In the event Watson transfers Product for consideration, in whole or in part, other than cash, the Net Sales price for such Products shall be deemed to be the standard invoice price then being invoiced by Watson or its Affiliate in arms length transaction with similar customers. In no event shall Net Sales be deemed to occur in the case of the provision of a reasonable number of samples or clinical research supplies or similar provisions.

        "Product" means any formulation of dehydroepiandrosterone ("DHEA").

        "Stock and Warrant Purchase Agreement" means the Stock and Warrant Purchase Agreement between the Parties of even date herewith, in the form attached as Exhibit C.

        "Supply Agreement" means the Supply Agreement between the Parties of even date herewith, in the form attached as Exhibit D.

        "Territory" means the United States, Canada, Mexico, all countries in Central America, and their respective territories and possessions.

        "Term" has the meaning set forth in Section 13.01.

        "Third Party" means any entity other than Genelabs or Watson or an Affiliate of Genelabs or Watson.

        "Third Party License" means the license from The Board of Trustees of Leland Stanford Junior University dated October 1, 1993, as amended August 8, 1998, and as amended pursuant to Section 10.02.

        "Third Party Licensor" means The Board of Trustees of the Leland Stanford Junior University.

        "Third Party Suppliers" means Schering Corporation and [**].

        "Third Party Supply Agreements" shall mean the agreements dated May 29, 2000, with [**] and March 31, 1997, with Schering Corporation.

        "Valid Patent Claim" means, with respect to the Product, any claim of any issued and unexpired patent included within the Genelabs Patent Rights which has not been held revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable.

                                              **CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE II

                              LICENSE; OTHER RIGHTS

        Section 2.01 TECHNOLOGY LICENSE GRANT. Subject to the terms and conditions of this Agreement, including Watson's obligation under Section 3.02(b), Genelabs hereby grants to Watson an exclusive license, without the right to sublicense, to all Genelabs Technology necessary or useful to develop, make, have made, use, market (subject to Genelabs co-promotion rights under Section 2.07 below), distribute, sell, import and export the Product in the Territory for use in the Field. Nothing herein shall restrict Watson from distributing, marketing and selling Product through or with distributors or sales representatives.

        Section 2.02  TRADEMARKS.

               (a) Subject to the terms and conditions of this Agreement, Genelabs hereby grants to Watson an exclusive royalty-free license in the Field in the Territory and right to use the Genelabs Marks in connection with the manufacture, use and sale (subject to Genelabs co-promotion rights under Section 2.07) of the Product in the Territory for use in the Field, without the right to sublicense.

               (b) Watson acknowledges that the Genelabs Marks being licensed to Watson pursuant to this Agreement belong to Genelabs and that Watson shall have no rights in such Genelabs Marks except pursuant to the license granted herein. Watson shall use the Genelabs Marks as depicted on Exhibit A or otherwise in the exact form used by Genelabs, including without limitation, the (R) symbol or
(TM) symbol, as applicable. Any other use of the Genelabs Marks shall be subject to the prior written approval of Genelabs, which shall not be unreasonably withheld or delayed. All content or other specific graphic elements provided by Genelabs shall remain the property of Genelabs and shall be used only in the manner set forth in this Agreement except as otherwise approved by Genelabs.

               (c) Watson shall not take any action inconsistent with Genelabs' exclusive ownership of the Genelabs Marks. Watson shall not publish, employ or cooperate in the publication of, any misleading or deceptive advertising material with regard to Genelabs or the Genelabs Marks.

        Section 2.03 MARKETING AUTHORIZATIONS. Genelabs shall remain the owner of NDA #21-239 and all other Marketing Authorizations related to the Product. Pursuant to this Agreement, Genelabs hereby grants Watson a royalty-free, exclusive in the Territory, right (and shall so advise applicable regulatory authorities if required) to reference Genelabs' or its Affiliates' and its Third Party Suppliers, regulatory dossiers and registrations for the Product as necessary for Watson to exercise its rights hereunder with respect to manufacturing, marketing, distributing and selling the Product in the Territory including certain rights beyond the term of this Agreement pursuant to Section
13.03. If required by regulatory authorities to market and sell in a country within the Territory, then at the request of Watson, Genelabs shall assign necessary Marketing Authorizations relating to the Product outside of the United States in the Territory to Watson and Genelabs further agrees to execute and deliver such instruments and take such other actions as Watson shall reasonably request in order to carry out this provision, including but not limited to, assignment of Marketing Authorizations. To the extent that an assignment of any Marketing Authorization is made by Genelabs to Watson pursuant to the preceding sentence, Watson shall reassign all such Marketing

                                              **CONFIDENTIAL TREATMENT REQUESTED

Authorizations to Genelabs promptly upon Watson's loss of rights to manufacture, market or sell Product.

        Section 2.04 IMPROVEMENTS. Genelabs shall promptly notify Watson of any Improvements and of any efforts by Genelabs to patent Improvements in the Territory including, but not limited to, designation of the countries in which any patent application in respect thereof is to be filed. The ownership, prosecution and maintenance with respect to any patent application in respect of such Improvement and any patent issued therefrom shall be handled in accordance with Article VI of this Agreement. Such patents and patent applications shall become part of the Genelabs Patents licensed hereunder and Exhibit B shall be modified to reflect the addition to such patents. If any Improvement is not patented, it shall become part of the Genelabs Know-How licensed hereunder. Joint Patents arising out of any such Improvements shall be jointly owned by Watson and Genelabs and Exhibit B shall be modified to reflect the addition to such patents.

        Section 2.05 RESIDUAL RIGHTS. Upon expiration of this Agreement in any country in the Territory pursuant to Section 13.01 below, Watson shall have a fully-paid, royalty-free, perpetual, freely assignable and transferable, sublicensable, irrevocable license, with right to sublicense, to the Genelabs Technology, the Genelabs Marks and the relevant Marketing Authorizations to make, have made, use, market, distribute, sell, import and export the Product in such country in the Territory.

        Section 2.06 INFORMATION. In order for Watson to exercise its rights hereunder, each Party agrees to work together to insure that Watson is provided, copies of all documentation within Genelabs' control that are reasonably necessary for Watson to exploit its license rights hereunder. In the event of any changes or additions to such documentation during the Term of this Agreement, Genelabs shall promptly provide such revised documentation to Watson.

        Section 2.07 CO-PROMOTION. Commencing on the third calendar year after the First Commercial Sale in the United States (e.g., if First Commercial Sale is May 1, 2001, then the rights described in this Section 2.07 shall begin January 1, 2004), Genelabs shall have the right, but not the obligation, to assist Watson in marketing the Product in any country in the Territory on the terms set forth below (the "Co-Promotion"). Genelabs shall exercise its Co-Promotion right by providing Watson ninety (90) days prior written notice. The JPC shall coordinate Genelabs' marketing efforts of the Product to complement the strategic marketing plan and the marketing efforts of Watson. Genelabs shall be solely responsible for all of its own marketing and promotional expenses related the Co-Promotion. Genelabs shall receive no compensation for the Co-Promotion other than royalties on Net Sales of Product as provided in Section 3.02 below. By way of clarification, Watson shall be solely responsible for booking all sales of the Product in the Territory.

        Section 2.08 SUPPLY. Concurrently with the execution of this Agreement, the Parties shall enter into a Supply Agreement in the form attached as Exhibit D, which provides that Genelabs will supply all of Watson's requirements of Products and DHEA from the Third Party Suppliers. Genelabs shall have the continued right to obtain Product and DHEA from the Third Party Suppliers to satisfy its obligations to customers outside the Territory, [**].

        Section 2.09 MANUFACTURING INFORMATION. In order to assist Watson in exercising its rights and obligations to make and have made the Product under this Article II, Genelabs will provide to Watson copies of all documentation within Genelabs' control that is reasonably necessary for Watson to manufacture (or have manufactured) Product, and shall cooperate with Watson to

                                              **CONFIDENTIAL TREATMENT REQUESTED

establish alternative supply, including sources of materials. In the event of any changes to such documentation during the Term of this Agreement, Genelabs shall promptly provide such revised documentation to Watson.

                                   ARTICLE III

                                    PAYMENTS

        Section 3.01 LICENSE FEE. In partial consideration for the licenses granted under Article II, Watson shall pay to Genelabs the following amounts:

               (a) Ten Million Dollars ($10,000,000) within ten (10) days of the Effective Date of this Agreement;

               (b) Within ten (10) days after the date Watson receives notice from Genelabs of the first FDA Approval for the Product, either (i) [**] if the approval is for the treatment of systemic lupus erythematosus ("SLE"); (ii) [**] if the first FDA Approval is for the reduction of steroid requirements in SLE patients; or (iii) Forty-five Million Dollars ($45,000,000) if the first FDA Approval is for both of the indications listed in this Section 3.01(b); and

               (c) If the first FDA Approval was for only one of the indications listed in Section 3.01(b), and within eighteen (18) months thereafter Genelabs receives FDA Approval for the second indication, then within ten (10) days after Watson receives notice thereof, either [**] if the second approval is for treatment of SLE, or [**] if the second approval is for the reduction of steroid requirements in SLE patients.

        Section 3.02  ROYALTY PAYMENTS.

               (a) Royalty Payments. In addition to the other consideration provided for herein, Watson shall pay to Genelabs a royalty on Net Sales of Product as follows:

                                      Royalty Rate Applicable To Net
                                     Sales In Applicable Royalty Tier      Royalty Rate Applicable To
                                     From First Commercial Sale Until       Net Sales In Applicable
                                     the End of the Third Full Fiscal     Royalty Tier for Remainder of
Calendar Year Net Sales                     Quarter Thereafter                        Term
-----------------------             --------------------------------     -----------------------------
Less than $[**]                                    [**]                               [**]
Equal to or greater than $[**]                     [**]                               [**]
   and less than $[**]
$[**] or greater                                   [**]                               [**]

        [**].

        In addition, notwithstanding the foregoing, with respect to Net Sales in the United States, during such time as there are both no Valid Patent Claim covering the Product in the United States and no exclusivity provided by "Orphan Drug" or similar exclusivity under United States

                                              **CONFIDENTIAL TREATMENT REQUESTED

regulations, the royalty rate shall be [**] during any period of NDA exclusivity, and [**] thereafter, until there is a Valid Patent Claim or Orphan Drug or similar exclusivity is restored.

        In addition, notwithstanding the foregoing, with respect to Net Sales outside the United States, during such time as there are both no Valid Patent Claim covering the Product and no other form of regulatory exclusivity, in a country in the Territory, the royalty rate shall be [**] for Net Sales in such country, provided, however, that for the [**].

               (b) Minimum Net Sales. The commercialization efforts to be made by Watson pursuant to Section 4.01 shall be deemed to be satisfied if Watson pays to Genelabs royalties on the annual minimum Net Sales set forth in the table below. In the event Watson has not met its minimum royalty obligations as set forth herein, Watson's exclusivity rights hereunder may be terminated by Genelabs; provided, however, that if such amounts have not been paid by Watson to Genelabs as royalties for any calendar year, Watson may meet such minimum royalty obligations for such calendar year by paying any shortfall to Genelabs within sixty (60) days after the end of such calendar year. Watson may make such shortfall payment for any [**]. If Watson has met such minimums by making a shortfall payment for [**], and in the event Watson fails to meet the annual minimum again, then Genelabs shall have the right to terminate this Agreement and all of Watson's rights hereunder. Genelabs' right to make the license non-exclusive or terminate the license shall be Genelabs' sole remedy for failure of Watson to achieve the minimum Net Sales.

[**]

[**]

               Notwithstanding the foregoing:

                    (i) the annual minimum Net Sales requirement shall be [**];

                    (ii) the annual minimum Net Sales requirement shall be reduced by [**];

                    (iii) if both the reductions set forth in clauses (i) and
(ii) are in effect, the aggregate reduction shall be [**].

                    (iv) the annual minimum Net Sales requirement shall not apply in any year in which:

                                (A) there is no NDA approval of the Product
[**]; or

                                (B) Watson is unable to obtain adequate supply
of Product (unless such inability is within Watson's reasonable control); or

                                (C) a Competing Product is marketed in the
United States. For purposes hereof, Competing Product means [**]; or

                                (D) the license granted hereunder is
non-exclusive.

               (c) Reports. [**]. All royalty payments due to Genelabs under this Agreement shall be paid within sixty (60) days of the end of each calendar quarter; unless otherwise specifically

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                                              **CONFIDENTIAL TREATMENT REQUESTED

provided herein. Each payment of royalty payments shall be accompanied by a report in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, Net Sales for each country in the Territory, withholding taxes, if any, required by law to be deducted with respect to such sales, the royalty payments payable in United States dollars, the method used to calculate the royalty payment and the exchange rates used.

               (d) Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable by Watson to Genelabs in United States dollars. With respect to each quarter, for countries other than the United States, whenever conversion of sales in any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal on the last business day of the applicable reporting period. All payments owed under this Agreement shall be made by wire transfer from Watson's United States headquarters to a bank account designated by Genelabs, unless otherwise specified in writing by Genelabs.

               (e) Records and Audits. For a period of two (2) years after each royalty report is received by Genelabs, Watson shall keep complete and accurate records in sufficient detail to permit Genelabs to confirm the accuracy of all payments thereunder. Genelabs shall have the right to cause Genelabs' independent, certified public accountant, to audit such records solely to confirm royalty payments. Such audits may be exercised during normal business hours no more than once in any twelve (12) month period upon at least thirty
(30) days prior written notice to Watson. Genelabs shall bear the full cost of such audit unless such audit discloses an underpayment by more than [**] of the amount due under this Agreement. In such case, Watson shall bear the full cost of such audit. Except in the case of a dispute, in which case the provisions of
Article XIV shall apply, to the extent such audit reflects an underpayment by Watson, Watson shall promptly remit the shortfall to Genelabs, [**], and to the extent such audit reflects an overpayment by Watson, Watson shall credit the excess against Watson's next payment hereunder.

               (f) Taxes. All taxes levied on account of the royalties and other payments accruing to Genelabs under this Agreement shall be paid by Genelabs for its own account, including taxes levied thereon as income to Genelabs. If provision is made in law or regulation for withholding on payments due to Genelabs, such tax shall be deducted from the royalty payment or other payment made by Watson to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to Genelabs. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

               Section 3.03 EQUITY PURCHASES. Ten (10) days after the execution of this Agreement, Watson shall purchase Three Million (3,000,000) shares of Genelabs Common Stock at a price per share equal to one hundred thirty percent (130%) of the average closing price per share of Genelabs Common Stock as quoted by the Nasdaq National Market over the ten (10) trading days preceding the Effective Date, and a warrant to purchase Five hundred Thousand (500,000) shares of Genelabs Common Stock at the same price per share, in accordance with the Stock and Warrant Purchase Agreement in the form attached as Exhibit C.

        Section 3.04  THIRD PARTY LICENSES; ENGLEMAN AGREEMENT.

               (a) Watson shall pay when due, all royalties resulting from sales of the Product due to the Third Party Licensor under the Third Party License and all amounts due as fees under that

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                                              **CONFIDENTIAL TREATMENT REQUESTED

certain Agreement dated January 26, 1996, between Genelabs and Dr. Edgar G. Engleman (as such agreements exist as of the date hereof) resulting from sales of the Product by Watson or its Affiliates. Watson agrees to abide and be bound by the terms and conditions of the Third Party License applicable to it. To the extent Watson must pay royalties or license fees to any other Third Party, for rights to utilize Genelabs Technology or Genelabs Marks (and after the failure of Genelabs to obtain such rights for the benefit of Watson pursuant to Section
6.03 or otherwise), in addition to any other rights hereunder, Watson may offset any royalties, fees or other amounts paid to such Third Parties against any and all royalties, fees or other amounts payable to Genelabs, provided however, no such offset against royalties shall reduce the amount that would be payable for such quarter by more than fifty percent (50%), and any amount not so offset shall be carried forward for credit against future payments. Such offsets shall be reported in the royalty report under Section 3.02(c).

               (b) Watson shall indemnify, defend and hold Genelabs harmless from all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that Genelabs may suffer as a result of any claims, demands, actions or other proceedings made or instituted by any party against Genelabs arising as a result of any failure by Watson fulfill its obligations under Section 3.04(a) above.

               (c) Sections 7, 8 and 9 of the Third Party License are attached hereto as Exhibit E and are incorporated herein by reference and Watson expressly agrees to be bound by their terms.

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                                              **CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE IV

                    PRODUCT DEVELOPMENT AND COMMERCIALIZATION

        Section 4.01. ESTABLISHMENT OF THE JPC. Promptly after the Effective Date, the Parties will form a Joint Product Committee ("JPC") to be comprised of two (2) representatives of each of Genelabs and Watson. One member of the JPC shall be selected to act as the chairperson of the JPC, and Watson shall designate the chairperson. Each Party shall have the right from time to time to substitute individuals, on a permanent or temporary basis, for any of its previously designated members of the JPC. The members appointed by each Party shall be vested with appropriate decision-making authority and power by such Party. Members of the JPC shall be employees of the Parties (or their Affiliates), and shall not be outside consultants, independent contractors or outside legal counsel. Each Party shall bear its own costs associated with its participation in the JPC.

        Section 4.02. PURPOSE AND RESPONSIBILITIES OF THE JPC. The purpose of the JPC is to oversee, at a strategic level, the development, marketing and promotion of the Product as contemplated by this Agreement by coordinating the development, marketing and promotional efforts of the Parties in the Territory and maximizing sales of the Product. Accordingly, in addition to the specific matters addressed elsewhere in this Agreement, and subject to the other provisions of this Agreement, the JPC shall oversee all Product related activities in the Territory and shall (i) determine the specific goals for the further development of the Product and the priorities thereof, (ii) monitor the progress and results of the development process, (iii) allocate responsibilities to the Parties for further development work, in accordance with this Agreement,
(iv) review the objectives and strategies of Watson's marketing plans and other marketing information provided by Watson; (v) monitor the progress of the Parties toward those goals and objectives; and (vi) undertake and/or approve such other matters as are provided for the JPC under this Agreement or as may be mutually agreed by the Parties.

        Section 4.03. JPC MEETINGS. During the term of this Agreement, the JPC shall meet at least once each calendar quarter or at such other frequency as the JPC agrees. The Parties shall meet on a date and time and at a location agreed to by the JPC. Upon written notice by either Party to the other that a meeting is required or requested, a meeting will be held within thirty (30) calendar days of such notice on a date and time and at a location to be agreed upon by the Parties, or sooner if warranted by the circumstances. Notice requesting such a meeting shall include adequate information describing the activity to be reviewed. Any meetings of the JPC may be held in person at a location to be agreed to by the Parties, or by videoconference or teleconference. A reasonable number of additional representatives of either Party (including outside consultants and independent contractors, subject to the other Party's reasonable consent) may attend meetings of the JPC in a non-voting capacity. At least one week prior to any meeting of the JPC, each Party shall provide the other with a proposed agenda of the matters to be discussed at such meeting. Within thirty
(30) days after each meeting, the JPC chairperson will provide the Parties with a written report describing, in reasonable detail, the status of the Product, a summary of the results and progress to date, the issues requiring resolution, and the agreed resolution of previously reported issues.

        Section 4.04. VOTING AND DISPUTE RESOLUTION. Each member of the JPC will be entitled to one (1) vote and all decisions of the JPC shall be unanimous. Any disagreement that cannot be resolved by the unanimous vote of the JPC shall be resolved pursuant to the procedure set forth in Article XIV.

                                              **CONFIDENTIAL TREATMENT REQUESTED

        Section 4.05. SPECIFIC MATTERS FOR JPC DETERMINATION; ALLOCATION OF
COSTS.

               (a) Studies Relating to NDA #21-239. The JPC shall decide what studies the Parties will conduct relating to NDA #21-239; provided that, Genelabs shall be responsible for conducting studies required by the FDA to obtain and thereafter maintain approval of NDA #21-239, and the costs associated therewith (unless Genelabs determines such studies are not feasible). In the event that Genelabs determines that such studies are not feasible, Genelabs shall have twelve (12) months to negotiate with the FDA changes to the proposed studies to make it feasible. If after such period Genelabs still deems such studies to be not feasible, then Watson may undertake such studies. If Watson successfully completes such studies and the FDA Approval is issued, then Watson's right to the Product solely in connection with the indication(s) approved under the FDA Approval shall be fully paid-up and irrevocable. Genelabs and Watson shall jointly conduct any studies approved by the JPC relating to NDA #21-239 not required by the FDA, and shall be jointly responsible for the costs associated therewith.

               (b) Marketing Studies. The JPC shall decide what marketing studies the Parties will conduct in connection with the Product. The responsibilities and costs associated with any such studies approved by the JPC shall be divided as follows: Watson shall be responsible for conducting any marketing studies regarding the Product and the costs associated therewith, except that Genelabs and Watson shall jointly conduct well-controlled marketing studies, publishable in peer-reviewed scientific or medical journals, and shall be jointly responsible for the costs associated therewith.

               (c) New Formulations. The JPC shall decide whether the Parties will proceed with new formulations of Product other than the formulation used in connection with NDA #21-239. The responsibilities and costs associated with any such studies approved by the JPC shall be divided as follows: (i) [**]; (ii) [**].

               (d) New Indications. The JPC shall decide whether the Parties will file INDs or NDAs in connection with any indication for the Product other than SLE. Genelabs and Watson shall jointly conduct all studies associated with such INDs and NDAs designed to support the approval of such indication and shall be jointly responsible for the costs associated therewith.

               (e) Improvements. The JPC shall decide whether the parties shall undertake any research and development work for Improvement to the Product, and the allocation of effort and expenses. Unless approved by the JPC, neither Party shall implement any such Improvements inside the Territory. If such additional studies are required, the JPC shall decide whether to conduct such studies and shall allocate the responsibilities and expenses thereof.

               (f) Non-U.S. Marketing Authorization. The JPC shall decide whether the Parties will obtain Marketing Authorization in countries in the Territory other than the United States. However, Genelabs shall be responsible for obtaining Marketing Authorization in Canada, at its expense, unless further clinical or animal studies are required. If such additional studies are required, the JPC shall decide whether to conduct such studies and shall allocate the responsibilities and expenses thereof. Genelabs and Watson shall, as the JPC may decide, jointly be responsible for obtaining Marketing Authorizations or other conditions and the costs associated therewith.

        Section 4.06. WATSON'S PROMOTION AND MARKETING OBLIGATIONS. Watson agrees to use commercially reasonable efforts to promote the sale, marketing and distribution of the Product in the

                                              **CONFIDENTIAL TREATMENT REQUESTED

Territory, consistent with accepted business practices devoting the same level of efforts as it devotes to its own products of comparable market potential. "Comparable market potential" shall be fairly determined by Watson in good faith and without limitation may be based upon market size, price, competition, patent rights, product liability issues and general marketing parameters. Watson shall promptly advise Genelabs of any issues that materially and adversely affect Watson's ability to market the Product in the Territory. In such event, the JPC shall meet and in good faith discuss what actions should be taken in light of such issues. Watson agrees to mark all Product labeling and promotional materials as being under license from Genelabs Technologies, Inc.

        Section 4.07. CO-PROMOTION. Upon Genelabs' exercise of it right to co-promote the Product in the Territory pursuant to Section 2.07, Watson and Genelabs shall have the co-exclusive responsibility for promoting the Product in the Territory, subject to the terms and conditions of this Agreement. The JPC shall oversee all commercialization activities in the Territory in connection with the co-promotion of Product, based on the principle of maximizing profits from sales of Products. In connection with such co-promotion, the JPC shall coordinate Genelabs' marketing efforts in light of the overall market strategy.

        Section 4.08. TRADEMARKS. Each Party shall promote the Product only under the Genelabs Marks. Neither Party shall use any trademarks, other than that Party's company name, in promoting the Product without the prior approval of the JPC. If the JPC approves the promotion of the Product under a trademark other than the Genelabs Marks, each Party shall be entitled to a fully-paid, royalty-free license to use such trademark in connection the promotion of the Product during the Term of this Agreement. The Parties shall be jointly responsible for the costs of prosecuting, maintaining and enforcing any such trademark.

        Section 4.09. INTELLECTUAL PROPERTY. The ownership, prosecution and maintenance with respect to any inventions relating to JPC action items and any patent issued therefrom shall be handled in accordance with Article VI of this Agreement.

                                    ARTICLE V

                         DEVELOPMENT, REGULATORY MATTERS

        Section 5.01. DEVELOPMENT. Subject to Section 4.05(a), Genelabs, at its cost and expense, shall continue to prosecute NDA #21-239 to obtain NDA approvals in the United States, for SLE and reduction of steroid use in SLE patients.

        Section 5.02. ASSISTANCE. Each Party shall provide reasonable assistance to the other at the other's request, in connection with their obligations pursuant to this Article V subject to reimbursement of all of its reasonable out-of-pocket costs by the requesting Party.

        Section 5.03. COMPLIANCE. Watson and Genelabs shall comply with all Applicable Laws within the Territory and shall provide the other Party all information necessary for the other Party to comply with any applicable reporting requirements. Watson will provide all marketing, advertising and other promotional materials regarding the Product to Genelabs for review and submission to DDMAC or any similar agency in the Territory. Each Party shall promptly notify the other Party of any comments, responses or notices received from, or inspections by, the FDA, or other applicable Competent Authorities inside or outside the Territory, which relate to or may impact the Product or

                                              **CONFIDENTIAL TREATMENT REQUESTED

the manufacture of the product, and shall promptly inform the other Party of any responses to such comments, responses, notices or inspections and the resolution of any issue raised by the FDA or other Competent Authorities.

        Section 5.04. ADVERSE DRUG EVENT REPORTING AND PHASE IV SURVEILLANCE.

               (a) Each Party shall advise the other Party, by telephone or facsimile, within such time as is required to comply with Applicable Laws, after it becomes aware of any potentially serious or unexpected adverse event (including adverse drug experiences, as defined in 21 C.F.R. Section 314.80 or other applicable regulations) (an "ADE") involving the Product. Such advising Party shall provide the other Party with a written report delivered by confirmed facsimile of any adverse reaction, stating the full facts known to such Party, including but not limited to customer name, address, telephone number, batch, lot and serial numbers, and other information as required by Applicable Laws. Genelabs shall have responsibility, with reasonable assistance from Watson for
(i) monitoring such adverse reactions; (ii) data collection activities that occur between Genelabs and the patient and medical professional, or that are provided to Genelabs by Watson, as appropriate, including any follow-up inquiries which Genelabs deems necessary or appropriate; and (iii) making any reports to the Competent Authorities in the Territory; provided, however, Watson shall be responsible for countries in which Genelabs has assigned Marketing Authorizations to Watson. Upon execution of the Agreement, the Parties will develop standard operating procedures for adverse event reporting.

               (b) In the event either Party requires information regarding adverse drug events with respect to reports required to be filed by it in order to comply with Applicable Laws, including obligations to report ADEs to the Competent Authorities, each Party agrees to provide such information to the other on a timely basis.

        Section 5.05. MANUFACTURING SITES. In the event Watson desires to qualify one or more of its facilities, or Third Party facilities, to manufacture the Product, Genelabs shall provide reasonable assistance at its expense and shall file all necessary supplements or other filings with the Competent Authorities to qualify such other facilities. Watson shall be responsible for all of its costs of such qualification.

        Section 5.06. DHEA SUPPLY. In the event Watson desires to qualify one or more other sources of DHEA for the Product, Genelabs shall provide reasonable assistance at its expense and shall file all necessary supplements or other filings with the Competent Authorities to qualify such other sources. Watson shall be responsible for all of its costs of such qualification.

                                   ARTICLE VI

                             PATENTS AND TRADEMARKS

        Section 6.01. MAINTENANCE OF PATENTS AND MARKS. Genelabs shall, at Genelabs' expense, maintain and protect the Genelabs Patent Rights and the Genelabs Marks in all countries in the Territory; provided however, that upon written request by Genelabs, Watson shall, at no cost or expense to Watson, provide such assistance as may be reasonably necessary to enable Genelabs to comply with the administrative formalities necessary to maintain any Genelabs Patent Rights or the Genelabs Marks.

                                              **CONFIDENTIAL TREATMENT REQUESTED

        Section 6.02. PATENT OWNERSHIP. Each Party shall remain the sole owner or licensee, as applicable, of all technology, discoveries, patent applications, patents, know-how and inventions owned or controlled by such Party on the Effective Date and shall have no rights in or to technology, discoveries, patent applications, patents, know-how and inventions owned by the other Party except as specifically provided by this Agreement. The entire right and title in all technology arising out of work performed by the Parties in the course of conducting activities pursuant to this Agreement (i) conceived by employees or others acting solely on behalf of Genelabs or its Affiliates shall be owned solely by Genelabs (ii) conceived by employees or others acting solely on behalf of Watson or its Affiliates shall be owned solely by Watson, and (iii) conceived by employees or others acting jointly on behalf of Genelabs and Watson, or their respective Affiliates, shall be owned jointly by Genelabs and Watson.

        Section 6.03. PROSECUTION AND MAINTENANCE OF JOINT PATENT RIGHTS.

               (a) The JPC will jointly determine the Party responsible for prosecuting patent applications relating to jointly owned technology. Each Party will consult with and cooperate with the other Party and promptly file, prosecute and maintain Joint Patent rights as determined by the JPC and shall keep the other party apprised of the status of patent filings. The preparation, filing and prosecution of patent application(s) relating to any jointly owned technology, and the maintenance and prosecution of any patent(s) resulting therefrom, shall be performed by counsel mutually acceptable to the Parties (which may be inside counsel for either Party) and costs for such preparation, filing, prosecution and maintenance shall be borne equally by the Parties. If the prosecuting Party during prosecution and/or maintenance of any Joint Patent rights hereunder intends to abandon or allow patent rights to lapse without having first filed a substitute, the prosecuting Party shall notify the non-prosecuting Party of such intention at least sixty (60) days prior to the date upon which such Joint Patent rights shall lapse or become abandoned, the non-prosecuting Party shall have the right, but not the obligation, to assume responsibility for the prosecution, maintenance and defense thereof. Each Party agrees that it will not bring a claim against the other Party relating to that Party's handling of the preparation, filing and prosecution of any joint technology patent application or the maintenance and prosecution of any patent(s) resulting therefrom, provided that the Party handling such matters acts reasonably, in good faith and in consultation with the non-prosecuting Party, and provides the non-prosecuting Party with advance notice of all actions and copies of documents received from or filed with patent offices.

               (b) If the JPC does not designate responsibility with respect to prosecution of a patent application relating to Joint Patents in the Territory, either Party may do so, at its own expense. The non-prosecuting Party shall fully cooperate with the prosecuting Party in connection with such prosecution and provide the prosecuting Party with whatever documents may be needed in connection therewith.

        Section 6.04. PROSECUTION OF INFRINGEMENT.

               (a) Genelabs Technology and Genelabs Marks. During the Term, each Party shall give prompt notice to the other of any Third Party act which may infringe either the Genelabs Technology or the Genelabs Marks and shall cooperate with each other to terminate such infringement without litigation. Genelabs may at its sole discretion and at its sole expense, prosecute the judicial or administrative proceedings against such Third Party infringement. Watson shall provide such assistance and cooperation to Genelabs as may be reasonably requested to successfully

                                              **CONFIDENTIAL TREATMENT REQUESTED

prosecute any action against Third Party infringement and Genelabs agrees to reimburse Watson for all reasonable expenses incurred by Watson as a result of such assistance and cooperation. Any award in such action shall be allocated between the Parties in proportion to their unreimbursed expenses, and then shared equally between the Parties. In the event Genelabs fails to institute proceedings and terminate such Third Party infringement, within ninety (90) days of notice, Watson may, in its sole discretion, take such action as it deems appropriate, including without limitation, the filing of a lawsuit against such Third Party. In such event Genelabs will provide such assistance and cooperation to Watson as may be reasonably requested and Watson may deduct all costs and expenses of such actions against any amounts payable to Genelabs under this Agreement. Watson shall retain all amounts awarded in such action.

               (b) Joint Patents. In the event Genelabs or Watson becomes aware of any actual or threatened infringement in the Territory of any claim of a Joint Patent, that Party shall promptly notify the other and the JPC shall promptly discuss how to proceed in connection with such actual or threatened infringement. In the event that only one Party wishes to participate in such proceeding, it shall have the right to proceed alone, at its expense, and may retain any recovery; provided, at the request and expense of the participating Party, the other Party agrees to cooperate and join in any proceedings in the event that a Third Party asserts that the co-owner of such Joint Patent is necessary or indispensable to such proceedings.

        Section 6.05. MAINTENANCE OF MARKS. Genelabs shall, at Genelabs' expense, maintain and protect the Genelabs Marks in all countries in the Territory; provided however, that upon written request by Genelabs, Watson shall provide such assistance as may be reasonably necessary to enable Genelabs to comply with the administrative formalities necessary to maintain any Genelabs Marks.

        Section 6.06. INFRINGEMENT CLAIMED BY THIRD PARTIES. In the event a Third Party claims, or the Parties hereto determine, that Watson is or may be infringing the intellectual property rights of a Third Party based on Watson's exercise of its license grant from Genelabs [**], Genelabs shall obtain, at its expense, such rights as are necessary for Watson to exploit the licenses granted hereunder free of any potential claim of such Third Party. In the event a Third Party commences, or threatens to commence, a judicial or administrative proceeding against a Party to this Agreement and such proceeding pertains to Genelabs Technology or the Genelabs Marks, the Party against whom such proceeding is threatened or commenced shall give prompt notice to the other Party. Genelabs shall, at its sole expense, defend such claims or proceedings and Watson shall provide such assistance and cooperation to Genelabs as may be necessary to successfully defend any such claim or proceeding at Genelabs' expense and may deduct the expenses thereof from any amounts payable to Genelabs under this Agreement. Genelabs may not settle any such claim without Watson's prior approval. However, if such claim or proceeding relates to or arises from the actions, activities or omissions of Watson other than the use by Watson of the Genelabs Technology or the Genelabs Marks, Watson shall defend such claims or proceedings, at its sole expense, and Watson shall indemnify Genelabs for any liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred with respect to such claim or proceeding.

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                                              **CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE VII

                                 CONFIDENTIALITY

        Section 7.01. CONFIDENTIALITY. During the Term and for a period of five
(5) years thereafter, each Party shall maintain all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose, except (a) as expressly authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing Party shall first notify the other Party and shall use commercially reasonable efforts to obtain confidential treatment of any such information required to be disclosed), or (c) to its Affiliates and its employees, agents, consultants and other representatives ("Representatives") to accomplish the purposes of this Agreement, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that it and its Affiliates and Representatives do not disclose or make any unauthorized use of the other Party's Confidential Information. Each Party shall be responsible for any breach of this Agreement by its Representatives. Each Party shall promptly notify the other Party upon discovery of any unauthorized use or disclosure of the other Party's Confidential Information.

        Section 7.02. DISCLOSURE OF AGREEMENT. Neither Party shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except for the disclosure by a Party of the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party, provided such Party obtains a signed confidentiality agreement with any such financial institution with respect to such information on terms substantially similar to those contained in this Article VII and except as provided in Article XV, either Party, in its sole discretion, may disclose terms of this Agreement to potential assignees, provided that they obtain a signed confidentiality agreement with respect to the information disclosed on terms substantially similar to those contained in this
Article VII and except as provided in Article XV. Nothing contained in this paragraph shall prohibit either Party from filing this Agreement as required by the rules and regulations of the Securities and Exchange Commission, national securities exchanges or the Nasdaq National Market, provided the disclosing Party discloses only the minimum information required to be disclosed in order to comply with such requirements, including requesting confidential treatment of this Agreement (after reasonable consultation with the other Party) and filing this Agreement in redacted form.



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                                              **CONFIDENTIAL TREATMENT REQUESTED

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

        Section 8.01. CORPORATE POWER. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

        Section 8.02. DUE AUTHORIZATION. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

        Section 8.03. BINDING OBLIGATION. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

        Section 8.04. ABILITY TO CARRY OUT OBLIGATIONS. Each Party hereby represents and warrants that there are no actions, suits or proceedings pending or, to its knowledge, threatened against it or its Affiliates that affect its ability to carry out its obligations under this Agreement.

        Section 8.05. COMPLIANCE WITH LAWS. Each Party hereby represents and warrants that its activities in connection with this Agreement will be carried out in compliance with any applicable federal, state or local laws, regulations or guidelines covering the relevant conduct.

        Section 8.06. GENELABS RIGHTS. Genelabs represents and warrants that as of the Effective Date:

               (a) it is the sole owner of all right, title and interest in and to the Genelabs Technology, the Genelabs Marks and (other than the Third Party License) no such rights are licensed from a Third Party;

               (b) it has not granted any license under the Genelabs Technology, nor has it granted any license to use the Genelabs Marks, for the Product in the Territory for use in the Field to any Third Party and is under no obligation to grant any such license;

               (c) it does not own or license any patents or patent applications not included in the Genelabs Patents which would be infringed by the manufacture, use or sale of any Product or the practice of any methods or processes covered by the Genelabs Technology by Watson or its Affiliates;

               (d) all patents included in the Genelabs Patents are valid and in full force and effect and it is unaware of any publications or activities, including without limitation, patents, articles, and public uses or sales, by it or others, which would or might invalidate any claim(s) of any patent or patent application included in the Genelabs Patents.



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                                              **CONFIDENTIAL TREATMENT REQUESTED

               (e) it has not conducted, nor has it commissioned the conducting of, any formal or informal infringement or validity studies regarding any trademark, patent or patent application included in the Genelabs Marks or the Genelabs Patents that it has not disclosed in writing to Watson;

               (f) there are no outstanding liens, encumbrances, agreements or understanding of any kind, either written, oral or implied, regarding Genelabs Marks or the Genelabs Patent Rights which are inconsistent or in conflict with this Agreement;

               (g) no patent application within the Genelabs Patent Rights is the subject of any pending interference, opposition, cancellation or other protest proceeding;

               (h) to the best of Genelabs' knowledge, the use of Genelabs Technology and the Genelabs Marks, as contemplated herein, do not infringe the intellectual property rights of any Third Party;

               (i) the Third Party License is in full force and effect and all amounts due to the Third Party Licensor to date have been paid and Genelabs is not in default of the Third Party License, nor, to the best of Genelabs' knowledge, is there any fact or circumstance that with the passage of time will cause Genelabs to be in default of the Third Party License;

               (j) the sublicense of the Third Party License included in the license grant to Watson under Article II herein effectively transfers the necessary rights thereunder for Watson to exercise its rights to make, have made, use and sell the Product and otherwise practice to licenses and rights granted to Watson herein;

               (k) the Third Party License is not terminable by the Third Party during any period during which Watson retains rights under this Agreement;

               (l) except as set forth herein, Watson has no obligation to the Third Party Licensor;

               (m) the Third Party Supply Agreements are in full force and effect and all amounts due to the Third Party Suppliers to date have been paid and Genelabs is not in default of the Third Party Supply Agreements, nor, to the best of Genelabs' knowledge, is there any fact or circumstance that with the passage of time will cause Genelabs to be in default of the Third Party Supply Agreements;

               (n) Genelabs is the sole owner of NDA #21-239, free and clear of all liens, claims, encumbrances and restrictions;

               (o) the NDA has been prepared, filed and maintained in accordance with all Applicable Laws and regulations and does not contain any material misstatement or omission, and to the best of its knowledge, Genelabs is in compliance with all Applicable Laws governing the Product;

               (p) to the best of Genelabs' knowledge, no outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or threatened by any government authority or

                                              **CONFIDENTIAL TREATMENT REQUESTED

other person with respect to any alleged violation by Genelabs related to the Product or any law, ordinance, rule, regulation, code or order of any government authority; and

               (q) Genelabs has paid all user fees and all other fees and payments due as of the date hereof necessary to obtain and maintain any Marketing Authorizations.

        Section 8.07. ADVERSE PROPERTIES. Genelabs represents and warrants that it knows of no adverse effects or other properties that may raise material objections from the FDA or other Competent Authorities or may materially affect the use, effectiveness or merchantability of the Product.

        Section 8.08. LIMITED WARRANTY. THE WARRANTIES HEREIN ARE IN LIEU OF ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND EACH PARTY EXPRESSLY DISCLAIMS ANY OTHER WARRANTY OBLIGATION NOT EXPRESSLY SET FORTH HEREIN.

        Section 8.09. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, INTERRUPTION OF BUSINESS, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND SUFFERED BY SUCH OTHER PARTY FOR BREACH HEREOF, WHETHER BASED ON CONTRACT OR TORT CLAIMS OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

                                   ARTICLE IX

                                 INDEMNIFICATION

        Section 9.01. WATSON INDEMNIFIED BY GENELABS. Genelabs shall indemnify and hold Watson harmless from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys' fees) (any or all of the foregoing herein referred to as "Loss") insofar as a Loss or actions in respect thereof, whether existing or occurring prior to, on or subsequent to the Effective Date, arises out of or is based upon
(a) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by Genelabs in this Agreement; or (b) any claims that the Product [**] (as a result of the use of Genelabs Technology therein) or its manufacture, use or sale infringes a patent, trademark or proprietary right of a Third Party; or (c) any claim arising from the development of the Product; or (d) any claim arising from any defect in the design of the Product. Genelabs hereby indemnifies Watson from any and all liabilities or obligations incurred by Genelabs or Watson relating to the Product that relate to any period of time prior to the execution of this Agreement.

        Section 9.02. GENELABS INDEMNIFIED BY WATSON. Watson shall indemnify and hold harmless Genelabs from and against any Loss insofar as such Loss or actions in respect thereof occurs subsequent to the Effective Date, whether existing or occurring prior to, on or subsequent to the date hereof, arises out of or is based upon (a) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by Watson in this Agreement or (b) Watson's manufacturing, marketing, sale, distribution or

                                              **CONFIDENTIAL TREATMENT REQUESTED

promotion of the Product (except if such Loss arises as a result of matters described in Section 9.01 or from any breach by Genelabs of the Supply Agreement). Watson shall not assume Genelabs' liabilities or obligations (fixed, contingent, or otherwise) which relate to any period prior to the execution of this Agreement.

        Section 9.03. INDEMNITOR MAY SETTLE.The Indemnitor shall at its expense, have the right to settle and defend, through counsel reasonably satisfactory to the Indemnitee, any action which may be brought in connection with all matters for which indemnification is available. In such event the Indemnitee of the Loss in question and any successor thereto shall permit the Indemnitor full and free access to its books and records and otherwise fully cooperate with the Indemnitor in connection with such action, provided that this Indemnitee shall have the right fully to participate in such defense at its own expense. The defense by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitor of its right to assert a claim with respect to the responsibility of the Indemnitor with respect to the Loss in question. The Indemnitor shall have the right to settle or compromise any claim against the Indemnitee without the consent of the Indemnitee provided that the terms thereof: (a) provide for the unconditional release of the Indemnitee; (b) require the payment of compensatory monetary damages by Indemnitor only; and (c) expressly state that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by the Indemnitee of any issue, fact, allegation or any other aspect of the claim being settled. No Indemnitee shall pay or voluntarily permit the determination of any liability which is subject to any such action while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. If the Indemnitor fails to give Indemnitee notice of its intention to defend any such action as provided herein, the Indemnitee involved shall have the right to assume the defense thereof with counsel of its choice, at the Indemnitor's expense, and defend, settle or otherwise dispose of such action.

                                    ARTICLE X

                              ADDITIONAL COVENANTS

        Section 10.01. RIGHT OF FIRST NEGOTIATION FOR COMPETITIVE PRODUCT. In the event Genelabs determines to market, directly or indirectly (including through a licensee or otherwise) a product for use in the treatment of SLE, in any country in the Territory, which does not contain DHEA, it shall notify Watson and provide to Watson reasonable information regarding such product and the indications thereof. For a period of one hundred eighty (180) days following the receipt of such notice Watson shall have the first right to negotiate a definitive license agreement for such product on terms substantially similar to the terms hereof. In the event Watson does not determine within such one hundred eighty (180) day period to license such product, then Genelabs may enter into an agreement with a Third Party, provided that the terms of the agreement are no less favorable to Genelabs, in any material respect (individually or in the aggregate), than those last proposed in writing by Watson.

        Section 10.02. THIRD PARTY AGREEMENTS. Genelabs shall use its best efforts to maintain the Third Party License and the Third Party Supply Agreements in full force and effect and shall not amend or modify, or waive any rights under, such agreements without the prior written consent of Watson.
All communications with the Third Party Licensor and the Third Party Suppliers with respect to the rights granted hereunder, or which in any material way involve Watson, shall be made

                                              **CONFIDENTIAL TREATMENT REQUESTED

jointly by Genelabs and Watson. Promptly after the Effective Date, [**]. Upon FDA Approval, Watson shall pay the milestone due the Third Party Licensor and offset such amount against amounts payable to Genelabs hereunder. Promptly after the Effective Date, [**]. [**].

        Section 10.03. COVENANT NOT TO SUE. Subject to the conditions set forth herein, Watson hereby covenants not to sue Genelabs or any Genelabs' licensee of the Genelabs Technology for use outside of the Territory of any improvement or enhancement to the Product developed by Watson after the Effective Date; provided that, (i) such improvement or enhancement was developed by Watson at the direction and authorization of the JPC pursuant to Section 4.05 hereof (whether or not deemed novel by the JPC) and has been incorporated in the Product approved for sale in the United States, (ii) Genelabs jointly paid for such improvement or enhancement to the extent provided under Section 4.05 hereof and (iii) any use outside of the Territory of such improvement or enhancement is solely limited to use with the Genelabs Technology and to only that indication authorized by the JPC in connection with Watson's development of such improvement or enhancement. In the event that Watson licenses such improvements or enhancements to a Third Party, it shall include in such license a provision that such licensee acknowledge this covenant not to sue. In exchange therefore, Genelabs shall pay Watson [**] using such enhancement or improvement by Genelabs or its licensee. Such royalties shall be payable quarterly in accordance with the provisions of Section 3.02. For this covenant to be effective as to any improvement or enhancement discussed herein, Genelabs shall provide Watson with written notice of its intent to use such improvement or enhancement and pay royalties thereon. Except as expressly provided in this Section 10.03, Genelabs has no rights in any intellectual property of Watson.


                                   ARTICLE XI

                                 PRODUCT RECALL

        Section 11.01. PRODUCT RECALLS OR WITHDRAWAL. If at any time or from time to time any Competent Authority of any country requests either Party to recall the Product, or if a voluntary recall is contemplated (a "Recall"), the Party to whom such request is made or the Party contemplating such Recall, as the case may be, shall immediately notify the other Party, it being understood and agreed that Genelabs shall have rights to initiate a recall if required by law. Any Recall in the Territory shall be carried out by Watson in as expeditious a manner as reasonably possible to preserve the goodwill and reputation of the Product and the goodwill and reputation of the Parties. Unless otherwise required by law, Watson shall in all events be responsible for conducting any Recalls in the Territory, market withdrawals or corrections with respect to the Product in consultation with Genelabs. Watson shall maintain records of all sales and distribution of Product, as applicable, and customers sufficient to adequately administer a Recall, market withdrawal or correction for a period of five (5) years after the date the record is created.

        Section 11.02. RECALL COSTS. Watson shall be responsible for conducting any Recall in the Territory and the cost and expense of a Recall shall be allocated as follows:

               (a) if such Recall is a voluntary Recall or shall be due to tampering or other cause, other than a manufacturer's defect, but not due to the negligence or misconduct of the Parties, then the Parties shall share equally the costs and expenses incurred by Watson in connection with

                                              **CONFIDENTIAL TREATMENT REQUESTED

such Recall, including, without limitation, all product credits and returns, freight and shipping costs and product disposal expenses;

               (b) if such Recall shall be due to the negligence or misconduct of Genelabs, all such costs and expenses shall be borne and paid solely by Genelabs; and

               (c) if such Recall is due to the negligence or misconduct of Watson, all such costs and expenses shall be borne and paid solely by Watson.

        Section 11.03. NOTIFICATION OF COMPLAINTS. Each Party agrees that throughout the duration of this Agreement, it will (i) notify the other Party immediately of any information concerning any complaint involving the possible failure of the Product to meet any requirement of Applicable Laws, and any serious or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidence associated with the distribution of the Product, whether or not determined to be attributable to the Product or Professional Samples and (ii) with respect to an ADE, comply with the provisions of Section 5.04.

        Section 11.04. NOTIFICATION OF THREATENED ACTION. Throughout the duration of this Agreement, each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from a concerned Competent Authority which may affect the safety or efficacy claims of the Product or the continued marketing of the Product. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

                                   ARTICLE XII

                                    INSURANCE

        Section 12.01. INSURANCE. Each Party shall, at its sole cost and expense, obtain and keep in force comprehensive general liability insurance, including any applicable self-insurance coverage, with bodily injury, death and property damage limits of [**] per occurrence and [**] in the aggregate, including contractual liability and product liability coverage. Upon execution of this Agreement, each Party shall furnish the other with a certificate of insurance signed by an authorized representative of such Party's insurance underwriter evidencing the insurance coverage required by this Agreement.

                                  ARTICLE XIII

                              TERM AND TERMINATION

        Section 13.01. TERM. This Agreement shall commence as of the Effective Date and shall expire on a country-by-country basis within the Territory on the later of (i) the expiration of the last applicable Genelabs Patent Right in such country or (ii) fifteen (15) years from the First Commercial Sale in such country.

                                              **CONFIDENTIAL TREATMENT REQUESTED

        Section 13.02. TERMINATION BY EITHER PARTY FOR CAUSE. In addition to Genelabs' right to terminate under Section 3.02(b), either Party may terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

               (a) If the other Party is declared bankrupt or insolvent, where there is an assignment for the benefit of creditors, or if a receiver is appointed or proceedings commenced (and not dismissed within sixty (60) days) voluntarily or involuntarily, under any bankruptcy or similar law, or winding up for the purposes or reconstruction or amalgamation); or

               (b) Upon or after the breach of any material provision of this Agreement by the other Party if the breaching Party has not cured such breach within sixty (60) calendar days after written notice thereof by the non-breaching Party.

        Section 13.03. EFFECT OF TERMINATION.

               (a) Subject to Section 13.03(b), upon termination of this Agreement by Genelabs pursuant to Section 13.02, all licenses granted herein by Genelabs to Watson shall immediately end and Watson shall have no right to practice within the Genelabs Patent Rights or use any of the Genelabs Technology or the Genelabs Marks.

               (b) Upon termination by Genelabs under Sections 13.02 or by Watson under Section 13.04, the following shall occur:

                    (i) All licenses granted to Watson shall terminate immediately, including the rights granted to Watson pursuant to Sections 2.01 and 2.02, and Watson shall have no further rights in the Product subject to Watson's option to sell off existing inventory of Products for twelve (12) months after the termination date under subsection (ii) hereof, and Watson shall not, either directly or indirectly, use or permit the use of the same or of the documentation relating to the Product, except to sell off existing inventory under subsection (ii) hereof;

                    (ii) Watson, at its option, may sell off any existing inventory of Product during a period not to exceed twelve (12) months following such termination. If Watson chooses this option, Watson shall:

                                (A) within thirty (30) days of issuance of a
notice of termination by Genelabs, notify Genelabs that it intends to sell off existing inventory of Product;

                                (B) continue to comply with its payment
obligations under this Agreement;

                                (C) continue to sell off existing inventory of
Product for twelve (12) months after the notice of termination but at the expiration of the twelve (12) months, at Genelabs' election, either (1) sell all useable existing inventory of Product to Genelabs or (2) destroy all remaining inventory of Product in accordance with Applicable Law, providing Genelabs with proof of destruction in writing sufficient to comply with Applicable Laws; provided that in the case of useable Product, Genelabs shall pay to Watson the actual cost paid by Watson for such remaining useable inventory of Product. If Watson sells any inventory of Product to Genelabs pursuant to this subsection, it shall warrant that such inventory of Product has been stored in compliance with all

                                              **CONFIDENTIAL TREATMENT REQUESTED

Applicable Laws, has not been adulterated and has otherwise been maintained according to the requirements of Applicable Laws and Marketing Authorizations (provided that Genelabs may not use any Marks or copyrighted material of Watson);

                                (D) if Watson notifies Genelabs that Watson does
not intend to sell off any existing inventory of Product, Watson shall, at Watson's election, either (1) sell all existing useable inventory of Product to Genelabs or (2) destroy all remaining inventory of Product in accordance with Applicable Laws, providing Genelabs with proof of destruction in writing sufficient to comply with Applicable Laws; provided that in the case of useable Product, Genelabs shall pay to Watson the actual cost paid by Watson for such remaining useable inventory of Product. If Watson sells any inventory of Product to Genelabs pursuant to this subsection, it shall warrant that such inventory of Product has been stored in compliance with all Applicable Laws, has not been adulterated and has otherwise been maintained according to requirements of Applicable Laws and Competent Authorities in the Territory; and

                                (E) any sales of Product made by Watson to
Genelabs pursuant to this Section 13.03 shall be made by Watson within thirty
(30) days of the end of the time period specified by Section 13.03(b)(ii)(A) and shall be shipped to Genelabs appropriately packaged and stored. All transportation costs in connection with such sale, including without limitation, insurance, freight and duties, shall be paid by Genelabs. Amounts owed by Genelabs to Watson pursuant to this Section 13.03(b) for the Product shall be paid by Genelabs within fifteen (15) days after receipt of an appropriately detailed invoice; and

               (c) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Articles VII, VIII, IX, X, XI, XII, XIV, XV and this
Article XIII shall survive expiration or termination of this Agreement

        Section 13.04. TERMINATION BY WATSON. Watson, in its discretion, may terminate this Agreement at any time, on a country by country basis, or in its entirety, upon satisfaction of its payment obligations under Sections 3.01(a) and (b) herein (provided the conditions for such payments have been met prior to the date of Watson's notice) and upon delivery by Watson to Genelabs of not less than ninety (90) days prior notice thereof.

        Section 13.05. RETURN OF CONFIDENTIAL INFORMATION UPON TERMINATION. Within thirty (30) days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession and upon a Party's request, such destruction (or delivery) shall be confirmed in writing to such Party by a responsible officer of the other Party provided however, that each Party may keep such Confidential Information as necessary to comply with Applicable Law.

                                   ARTICLE XIV

                               DISPUTE RESOLUTION

        Section 14.01. DISPUTE RESOLUTION. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an

                                              **CONFIDENTIAL TREATMENT REQUESTED

expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth below if and when such a dispute arises between the Parties.

        If any dispute arises between the Parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the Parties cannot resolve the dispute within thirty
(30) days of a written request by either Party to the other Party, the Parties agree to hold a meeting, attended by the Chairman of the Board of Directors or the Chief Executive Officer or President of each Party, or their executive level designees, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. The relevant cure periods for breach under this Agreement shall toll while either Party pursues resolution to a dispute under this Article XIV. If, within sixty (60) days after such written request, the Parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitrations. The arbitration proceedings shall be held in Orange County, California. One arbitrator shall be selected by Genelabs, one arbitrator shall be selected by Watson, and the third arbitrator shall be chosen by the first two arbitrators chosen. The arbitrators shall be knowledgeable in the subject matter at issue in the dispute. The arbitration shall be conducted in accordance with the following time schedule unless otherwise mutually agreed to in writing by the Parties: (i) Parties to the arbitration proceeding shall each appoint their respective arbitrator within fifteen (15) business days after the date the dispute is submitted to arbitration; (ii) within five (5) business days thereafter, such arbitrators shall appoint the third arbitrator; (iii) within ten (10) business days after the appointment of the third arbitrator, the Parties to the arbitration proceeding shall provide all documents, records and supporting information reasonably necessary to resolve the dispute; and (iv) within fifteen (15) business days after the date the above records are due, the arbitrators shall hold a hearing, and (v) within fifteen (15) days thereafter render their decision. Each Party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing Party in any such arbitration shall be entitled to recover from the other Party the reasonable attorney's fees, costs and expenses incurred by such prevailing Party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall prepare and deliver to the parties a written, reasoned opinion conferring its decision. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof and shall be enforceable under the Federal Arbitration Act.

                                   ARTICLE XV

                                  MISCELLANEOUS

        Section 15.01. ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party can sell, transfer or assign its rights under the Agreement to any Third Party as part of a sale or transfer of the business to which this Agreement relates. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

                                              **CONFIDENTIAL TREATMENT REQUESTED

        Section 15.02. FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by the other Party.

        Section 15.03. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, except that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable to this Agreement.

        Section 15.04. PATENT MARKING. Watson agrees to mark all Product (or the container or label as appropriate) it sells or distributes pursuant to this Agreement in accordance with the applicable statute or regulations pertaining to intellectual property in the country or countries of manufacture and sale thereof.

        Section 15.05. WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

        Section 15.06. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 15.07. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

        IF TO GENELABS:      Genelabs Technologies, Inc.
                             505 Penobscot Drive
                             Redwood City, CA 94063
                             Attn: Chief Executive Officer
                             cc:   Vice President, Legal Affairs
                             Telephone:  (650) 369-9500
                             Facsimile:  (650) 368-0709

        IF TO WATSON:        Watson Pharmaceuticals, Inc.
                             311 Bonnie Circle
                             Corona, CA 92880-2882
                             Attn:  Chief Executive Officer
                             Telephone:  (909) 270-1400
                             Facsimile:  (909) 270-1429

                                              **CONFIDENTIAL TREATMENT REQUESTED

        COPIES TO:           Watson Pharmaceuticals, Inc.
                             311 Bonnie Circle
                             Corona, CA 92880-2882
                             Attn:  General Counsel
                             Telephone:  (909) 270-1400
                             Facsimile:  (909) 279-8094

        Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

        Section 15.08. INDEPENDENT CONTRACTORS. It is expressly agreed that Genelabs and Watson shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither Genelabs nor Watson shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

        Section 15.09. RULES OF CONSTRUCTION. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

        Section 15.10. ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

        Section 15.11. HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several articles hereof.

        Section 15.12. PUBLICITY. Watson and Genelabs shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, (i) that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Nasdaq or any stock exchange, if it has used reasonable efforts to consult with the other Party prior thereto, and (ii) such consent shall be deemed to have been given if the recipient of the press release or public statement fails to respond to the other Party within forty-eight (48) hours after the recipient's receipt

                                              **CONFIDENTIAL TREATMENT REQUESTED

of such press release or public statement. No such consent of the other Party shall be required to release information which has previously been made public.

        Section 15.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 15.14. BANKRUPTCY MATTERS. All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Bankruptcy Code"), licenses of right to "intellectual property" as defined in Section 101 of the Bankruptcy Code. The Parties agree that Watson may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event Watson elects to retain its rights as a licensee under the Bankruptcy Code, Watson shall be entitled to complete access to the Genelabs Technology and Marketing Authorizations licensed to it hereunder and all embodiments of such Genelabs Technology and Marketing Authorizations, but only as necessary for the purposes of exploitation of the licenses granted under this Agreement. Such embodiments of Genelabs Technology and Marketing Authorizations shall be delivered to Watson upon written request of Watson.

        Section 15.15. FURTHER ASSURANCES. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

                                              **CONFIDENTIAL TREATMENT REQUESTED

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the Effective Date.

GENELABS TECHNOLOGIES, INC.                        WATSON PHARMACEUTICALS, INC.


By:     /s/ JAMES A. D. SMITH                      By:    /s/ ROBERT C. FUNSTEN
   ---------------------------------                  -------------------------

Name:   James A.D. Smith                           Name:  Robert C. Funsten
Title:  President and Chief Executive Officer             Title: Senior Vice
                                                                 President and
                                                                 General Counsel

                                              **CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                                 GENELABS MARKS

                                   ASLERA(TM)

                                  PRESTARA(TM)

                                              **CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                                LICENSED PATENTS

                        GENELABS PATENTS AND APPLICATIONS


                                 ISSUED PATENTS

Patent Number       Title                                               Countries
-------------       -----                                               ---------
5,567,696           Treatment of Systemic Lupus Erythematosus with      U.S.
                    Dehydroepiandrosterone

5,817,650           Treatment of Systemic Lupus Erythematosus with      U.S.
                    Dehydroepiandrosterone


                              PENDING APPLICATIONS

Serial Number       Title                                               Countries
-------------       -----                                               ---------
60/125,201          [**]                                                U.S.
09/536,802          [**]                                                U.S.
WO 00/54763         [**]                                                PCT
60/165,108          [**]                                                U.S.
                    [**]                                                PCT [**]

60/165,089          [**]                                                U.S.
                    [**]                                                PCT [**]

                                              **CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C



                      STOCK AND WARRANT PURCHASE AGREEMENT

                                     between

                           GENELABS TECHNOLOGIES, INC.

                                       and

                          WATSON PHARMACEUTICALS, INC.

                          dated as of November 12, 2000

                      STOCK AND WARRANT PURCHASE AGREEMENT

      THIS STOCK AND WARRANT PURCHASE AGREEMENT dated as of November 12, 2000 (the "AGREEMENT") is made between GENELABS TECHNOLOGIES, INC., a California corporation, ("Genelabs") and WATSON PHARMACEUTICALS, INC., a Nevada corporation ("WATSON").

                                 R E C I T A L S

      A. Genelabs is willing to enter into a collaboration and license agreement with Watson for the commercialization of products on the terms and conditions set forth in the Collaboration and License Agreement of even date herewith between Genelabs and Watson (the "COLLABORATION AND LICENSE AGREEMENT").

      B. In connection with the Collaboration and License Agreement, Genelabs shall sell to Watson Three Million (3,000,000) shares (the "PURCHASED SHARES") of Genelabs common stock, no par value (the "COMMON STOCK") and a warrant in the form attached as Exhibit A (the "WARRANT") to purchase Five Hundred Thousand (500,000) shares of Common Stock (the "WARRANT SHARES"). The Purchased Shares and the Warrant Shares are collectively referred to herein as the "SHARES." The Purchased Shares and Warrant are referred to herein as the "PURCHASED SECURITIES." The Shares and the Warrant are collectively referred to herein as the "SECURITIES."

      NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

      1. Authorization of Sale of the Shares and the Warrant. Subject to the terms and conditions of this Agreement, Genelabs has authorized the sale to Watson of Three Million (3,000,000) shares of the Common Stock and the Warrant to purchase Five Hundred Thousand (500,000) shares of Common Stock and has reserved for issuance 500,000 shares of Common Stock to be issued on exercise of the Warrant.

      2. Closing. Concurrently with the execution and delivery of this Agreement (the "Closing"), Genelabs shall sell to Watson, and Watson shall purchase from Genelabs, upon the terms and conditions hereinafter set forth, (i) the Purchased Shares and (ii) the Warrant, for an aggregate purchase price of $20,550,000 (the "PURCHASE PRICE").

      3. Deliveries at Closing.

         3.1 Delivery of the Purchased Securities and Purchase Price at the Closing. The Closing of the purchase and sale of Purchased Securities shall occur at a place and time (the "CLOSING DATE") to be agreed upon by Genelabs and Watson. At the Closing, Watson shall pay to Genelabs the Purchase Price for the Purchased Securities being purchased hereunder and Genelabs shall deliver to Watson one or more stock certificates registered in the name of Watson and a certificate representing the Warrant (the "Warrant Certificate"). Genelabs' obligation to complete the purchase and sale of the Purchased Securities and deliver such stock certificate(s) and the Warrant Certificate to Watson at the Closing shall be subject to the following conditions, any one or more of which may be waived by Genelabs:
      (a) receipt by Genelabs of a wire transfer in the full amount of the Purchase Price for the Purchased

      Securities and (b) the accuracy in all material respects of the representations and warranties made by Watson herein and the fulfillment in all material respects of those undertakings of Watson to be fulfilled prior to the Closing. Watson's obligation to accept delivery of such stock certificate(s) and the Warrant Certificate and to pay for the Purchased Securities thereby shall be subject to the accuracy in all material respects of the representations and warranties made by Genelabs herein and the fulfillment in all material respects of those undertakings of Genelabs to be fulfilled prior to the Closing, any one or more of which conditions may be waived by Watson.

         3.2 Legal Opinion. At Closing, Watson shall receive the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Genelabs, substantially in the form attached hereto as Exhibit B.

      4. Representations, Warranties and Covenants of Genelabs. Genelabs hereby represents and warrants to, and covenants with, Watson as follows:

         4.1 Organization and Qualification. Genelabs is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to conduct its business as currently conducted. Genelabs holds all licenses and permits required for the conduct of its business as now conducted, which, if not obtained, would have a material adverse effect on the business, financial condition or results of operations of Genelabs. Genelabs is qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of Genelabs.

         4.2 Authorized Capital Stock. As of the date hereof, the authorized capital stock of Genelabs consists of (a) 75,000,000 shares of Common Stock, of which on October 31, 2000, 46,164,761 shares were validly issued and outstanding, fully paid and non-assessable and (b) 4,990,000 shares of undesignated preferred stock, no par value per share, none of which are issued and outstanding.

         4.3 Due Execution, Delivery and Performance of the Agreement. Genelabs' execution, delivery and performance of this Agreement (a) has been duly authorized under California law by all requisite corporate action by Genelabs, and (b) will not violate any law or the articles of incorporation or bylaws of Genelabs or any subsidiary or any material provision of any material indenture, mortgage, agreement, contract or other material instrument to which Genelabs or any subsidiary is a party or by which Genelabs or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute upon notice or lapse of time or both a default under any such indenture, mortgage, agreement, contract or other material instrument that would have a material adverse effect on the business, financial condition or results of operations of Genelabs or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of Genelabs or any subsidiary. Upon its execution and delivery, and assuming the valid execution hereof by Watson, this Agreement will constitute a valid and binding obligation of Genelabs, enforceable against Genelabs in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.4 Issuance, Sale and Delivery of the Securities. When issued and paid for, the Purchased Shares to be sold hereunder by Genelabs will be validly issued and outstanding, fully paid and non-assessable. Upon its execution and delivery, the Warrant will constitute a valid and binding obligation of Genelabs, enforceable against Genelabs in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon exercise of the Warrant in accordance with its terms, when issued and paid for, the Warrant Shares will be validly issued and outstanding, fully paid and non-assessable. All of the Purchased Shares have been listed on the Nasdaq National Market.

         4.5 SEC Filings. Genelabs represents and warrants that it has filed all reports required to be filed by Genelabs with the Securities and Exchange Commission (the "COMMISSION") since December 31, 1997, pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Such reports, including the financial statements therein, complied in all material respects with the Commission's rules and, when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.6 No Material Changes. As of the date hereof, there has been no material adverse change in the financial condition or results of operations of Genelabs since the filing date of Genelabs' last report with the Commission pursuant to the reporting requirements of the Exchange Act.

         4.7 Covenant to Keep Public Information Available. Genelabs covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder as such may be amended from time to time, and will take such further actions as Watson may reasonably request, all to the extent required from time to time to enable Watson to sell the Shares at such times as are permitted by this Agreement without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") within the limitations of Rule 144 or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Watson, Genelabs will supply Watson with a certificate certifying compliance with this provision.

         4.8 Securities Law Compliance. Assuming the accuracy of the representations and warranties of Watson contained in Section 5, the offer, issuance, sale and delivery of the Securities constitute an exempt transaction under the Securities Act.

         4.9 Registration Rights. Except as contemplated by this Agreement, Genelabs is currently not under any obligation to register any of its securities.

5.    Representations, Warranties and Covenants of Watson.

      5.1 Investment Considerations. Watson represents and warrants to, and covenants with, Genelabs that:

          (a) Watson is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by companies comparable to Genelabs, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities;

          (b) Watson is acquiring the Securities for its own account for investment only and with no present intention of distributing any of such shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;

          (c) Watson understands that the Securities it is purchasing are "restricted securities" under the federal securities laws inasmuch as they are being acquired from Genelabs in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection Watson represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

          (d) Watson qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; and

          (e) It is understood that the certificates evidencing the Securities shall bear the following legend:

      "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or, if requested by Genelabs, an opinion of counsel reasonably satisfactory to Genelabs and its counsel, that such registration is not required under such Act.

      "These securities are subject to restrictions set forth in that certain Stock and Warrant Purchase Agreement, dated as of November 12, 2000, including restrictions on the voting and the acquisition of other securities of Genelabs."

      5.2 Due Execution, Delivery and Performance of the Agreement. Watson further represents and warrants to, and covenants with, Genelabs that (a) Watson is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Watson enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6. Registration Rights. Genelabs covenants and agrees that Watson shall have the following registration rights beginning either one-hundred eighty (180) days after the date of this Agreement or the approval of the NDA #21-239, whichever is sooner:

      6.1 Piggyback Registration.


          (a) At any time, if Genelabs shall determine to register any of its securities under the Securities Act either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, then Genelabs will:

              (i) promptly give to Watson a written notice thereof; and

              (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Shares specified in a written request made by Watson and received by Genelabs within twenty (20) days after the written notice from Genelabs described in clause (i) above is mailed or delivered by Genelabs. Such written request may specify all or a part of the Shares (and with respect to the Warrant Shares may be made prior to exercise of the Warrant).

          (b) If the registration of which Genelabs gives notice to Watson is for a registered public offering involving an underwriting, the Company shall so advise Watson. In such event, the right of Watson to registration pursuant to
Section 6.1(a) shall be conditioned upon Watson's participation in such underwriting and the inclusion of all or any part of the Shares specified in Watson's notice in the underwriting to the extent provided herein. Watson shall (together with Genelabs and the other holders of securities of Genelabs with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by Genelabs.

Notwithstanding any other provision of Sections 6.1(a) or (b), if the representative of the underwriters advises Genelabs in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all of the Shares from, or limit the number of Shares to be included in, the registration and underwriting. Genelabs shall so advise Watson and other holders of securities requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated first to Genelabs for securities being sold for its own account and thereafter the number of shares that are entitled to be included in the registration shall be allocated among Watson and other holders requesting inclusion of shares on a pro rata basis. If Watson or any other person does not agree to the terms of any such underwriting, Watson and any other such person shall be excluded therefrom by written notice form Genelabs or the underwriter. Any Shares or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

          (c) Genelabs shall bear all expenses in connection with the procedures set forth in paragraphs (a) and (b) of this Section 6.1 and the registration of the Shares pursuant to the registration statement, other underwriting discounts and commissions and broker selling commissions and expenses, if any, and fees and expenses, if any, of counsel or other advisors to Watson.

      6.2 Indemnification. For the purpose of this Section 6.2,

          (a) the term "SELLING STOCKHOLDER" shall mean Watson and any officer, director, employee, agent, affiliate or person deemed to be in control of Watson within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

          (b) the term "REGISTRATION STATEMENT" shall mean any final prospectus, exhibit, supplement or amendment included in or relating to the registration statement referred to in Section 6.1; and

          (c) the term "UNTRUE STATEMENT" shall mean any untrue statement or alleged untrue statement of, or any omission or alleged omission to state, in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Genelabs agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by Genelabs to fulfill any undertaking included in the Registration Statement and Genelabs will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Genelabs shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Genelabs by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Watson prior to the pertinent sale or sales by Watson; provided, further, that the obligations of Genelabs hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of Genelabs (which consent will not be unreasonably withheld).

Watson agrees to indemnify and hold harmless Genelabs (and each person, if any, who controls Genelabs within the meaning of Section 15 of the Securities Act, each officer of Genelabs who signs the Registration Statement and each director of Genelabs) from and against any losses, claims, damages or liabilities to which Genelabs (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of Watson specifically for use in preparation of the Registration Statement, and Watson will reimburse Genelabs (or such officer, director or controlling person, as the case may be), for any reasonable legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim.

Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified persons of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist differing or conflicting interests that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

      6.3 Transferability of Registration Rights. The rights conferred upon Watson under this Section 6 may be assigned by Watson to any transferee of all or part of the Securities, provided that Watson gives Genelabs written notice at the time of or within a reasonable time after such assignment, stating the name and address of the assignee and identifying the securities with respect to which such registration rights are being assigned and provided further, that the assignee of such rights assumes the obligations of Watson as provided under this Agreement.

7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by Genelabs and Watson herein shall survive the execution of this Agreement, the delivery to Watson of the Purchased Securities being purchased and the payment therefor, except to the extent otherwise provided herein.

8.    Voting.

      8.1 Quorum. For so long as Watson and its affiliates hold the Securities they shall vote all of the Shares in any and all meetings of the shareholders of Genelabs.

      8.2 Slate of Directors. For a period of two (2) years from the date hereof, Watson, its affiliates and any transferees of the Securities (other than through sales in the open market in the ordinary course through a registered broker-dealer) shall vote all of the Shares in any and all election of directors of Genelabs for slate of directors nominated for election by the Genelabs board of directors or any nominating committee created by the Genelabs board of directors.

      8.3 Transfer of Securities. No transfer, disposition or sale of the Securities (other than sales in the open market in the ordinary course through a registered broker-dealer) shall be effected without the prior written consent of Genelabs unless the transferee agrees in writing to be bound by the provisions of this Section 8 pursuant to an agreement acceptable to Genelabs.

9.    Standstill.

      9.1 Purchase of Voting Securities. For a period of two (2) years from the date hereof, Watson, its affiliates, and any transferee of the Securities (other than through sales in the open market in the ordinary course through a registered broker-dealer) shall not, in the aggregate, purchase, acquire or beneficially own, or offer or agree to purchase, acquire or beneficially own, directly or indirectly, or alone or in concert with others, by purchase, gift or otherwise, an aggregate of nineteen and nine-tenths percent (19.9%) or more of any class of voting securities of Genelabs, or any successor to or affiliate of Genelabs by merger, consolidation, sale of assets, combination or otherwise.

      9.2 Sale of Securities. No transfer, disposition or sale of the Securities (other than sales in the open market in the ordinary course through a registered broker-dealer) shall be effected without the prior written consent of Genelabs unless the transferee agrees in writing to be bound by the provisions of this
Section 9 pursuant to an agreement acceptable to Genelabs.

10.   Miscellaneous.

      10.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

        IF TO GENELABS:      Genelabs Technologies, Inc.
                             505 Penobscot Drive
                             Redwood City
                             Attn:  Chief Executive Officer
                             cc:    Vice President, Legal Affairs
                             Telephone:  (650) 369-9500
                             Facsimile:  (650) 368-0709

        IF TO WATSON:        Watson Pharmaceuticals, Inc.
                             311 Bonnie Circle
                             Corona, CA 92880-2882
                             Attn:  General Counsel
                             Telephone:  (909) 270-1400
                             Facsimile:  (909) 279-8094

      10.2 Entire Agreement. This Agreement, together with the Warrant, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

      10.3 Amendments and Waivers. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Genelabs and Watson. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

      10.4 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      10.5 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to the choice of law provisions thereof) and the federal law of the United States of America.

      10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

      10.8 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement.

      10.9 Publicity. Neither party hereto shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

GENELABS TECHNOLOGIES, INC.


By: /s/ JAMES A. D. SMITH
    ---------------------
     James A. D. Smith
Its: President and Chief Executive Officer

WATSON PHARMACEUTICALS, INC.


By:  /s/ ROBERT C. FUNSTEN
     ---------------------
     Robert C. Funsten
Its: SVP and General Counsel

                                    EXHIBIT A

      THIS WARRANT AND THE SHARES ISSUABLE ON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REQUESTED BY GENELABS, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GENELABS AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

November 27, 2000                                            Warrant to Purchase
                                                               500,000 Shares of
                                                                    Common Stock

                       WARRANT TO PURCHASE COMMON STOCK OF

                           GENELABS TECHNOLOGIES, INC.

      This is to certify that, for value received, WATSON PHARMACEUTICALS, INC., or proper assignees (in each case, the "HOLDER"), is entitled to purchase, subject to the provisions of this Warrant, Five-Hundred Thousand (500,000) shares (the "WARRANT SHARES") of the Common Stock (the "COMMON STOCK") of GENELABS TECHNOLOGIES, INC., a California corporation (the "COMPANY"), having its principal place of business at 505 Penobscot Drive, Redwood City, CA 94059, at any time during the period from the date hereof (the "COMMENCEMENT DATE") until 5:00 p.m., Pacific time, on the earlier of (A) November 26, 2005 and (B) sixty (60) calendar days following written notice (which notice may not be given prior to November 27, 2001) from the Company to the Holder stating that the average closing price of the Common Stock over any twenty (20) consecutive trading days ending not more than five (5) days prior to the date of such notice after the shares underlying the Warrant become freely tradeable was equal to or greater than 150% of the Exercise Price (as hereinafter defined) (the earlier of (A) and (B) being referred to herein as the "EXPIRATION DATE"), whereby this Warrant shall expire and become void; provided, however that such shares shall be freely tradeable pursuant to Rule 144 of the Securities Act or the Company shall cause a registration statement covering the shares to remain effective for a reasonable period after the Company provides such notice. This Warrant shall be exercisable at the price per share equal to $6.85 (the "EXERCISE PRICE"). The number of shares of Common Stock to be received upon exercise of this Warrant and the Exercise Price shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:

      1. Exercise and Payment; Exchange.

          1.1 This Warrant may be exercised in whole or in part at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) cash, wire transfer or check for the Exercise Price for the number of Warrant Shares specified in the exercise form. If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered by the Holder.

          1.2 In addition, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time on or prior to the Expiration Date, for the number of Warrant Shares having an aggregate Fair Market Value (determined as set forth below) on the date of such exchange equal to the difference between (i) the aggregate Fair Market Value on the date of such exchange of a number of Warrant Shares designated by the Holder and (ii) the aggregate exercise price the Holder would have paid to the Company to purchase such designated number of Warrant Shares upon exercise of this Warrant. Upon any such exchange, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of shares, and, if a balance of purchasable securities remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of securities. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Section be made, or at such later date as may be specified in such request.

          1.3 Fair market value of the Warrant Shares ("FAIR MARKET VALUE") shall be determined as follows:

              (a) If the Warrant Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or are listed on the Nasdaq National Market or Small Cap Market, the current Fair Market Value shall be the last reported sales price of the Warrant Shares on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or Nasdaq; or

              (b) If the Warrant Shares are not so listed or admitted to unlisted trading privileges or quoted on Nasdaq, the current Fair Market Value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by Nasdaq, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

              (c) If the Warrant Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current Fair Market Value shall be mutually determined in good faith by the Company and the Holder.

      2. Reservation of Shares. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of

      Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

      3. Fractional Interests. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current Fair Market Value per share of Common Stock, determined as set forth above.

      4. No Rights as Shareholders. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and the Stock and Warrant Purchase Agreement dated as of November 12, 2000 (the "PURCHASE AGREEMENT") and are not enforceable against the Company except to the extent set forth herein.

      5. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          5.1 Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to Exercise Price, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

          5.2 Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable or exercisable for Common Stock ("COMMON STOCK EQUIVALENTS") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

          5.3 Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the Company shall decrease the per share Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors.

              5.4 Merger, Reclassification, Etc. In the event of any reorganization or reclassification of the outstanding shares of Common Stock or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant, the Holder shall have the right to receive the same kind and number of shares of Common Stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

              5.5 Proportional Adjustment. The number of shares which may be purchased hereunder shall be adjusted proportionately to any adjustment in Exercise Price pursuant to this Section 5, so that after such adjustments the aggregate Exercise Price payable hereunder for the adjusted number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

      6. Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least twenty (20) days prior to the relevant date described below (or such shorter period as is reasonably possible if twenty (20) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

      7. Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

              7.1 This Warrant may be transferred, exercised, exchanged or assigned ("TRANSFERRED"), in whole or in part, subject to the restrictions set forth in the Purchase Agreement. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws.

              7.2 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office or to its transfer agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or transfer agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

              7.3 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, destruction or mutilation, of reasonable satisfactory indemnification, and, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the transfer agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

      8. No Impairment. The Company will not, by amendment of its Articles of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

      9. Registration Rights. The Holder has registration rights for the Warrant Shares as set forth in Section 6 of the Purchase Agreement.

      10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or facsimile transmission to the party to be notified, or one (1) day after deposit with a nationally recognized overnight delivery service, all delivery charges paid, or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, in any such case addressed (a) if to Holder, at the address of Holder appearing on the records of the Company, or at such other address as Holder shall have furnished to the Company in writing in accordance with this Section 10, or (b) if to the Company, at its principal office set forth above, or any other address which the Company shall have furnished to Holder in writing in accordance with this Section 10.

      11. Amendment. Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

      12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, the Company has executed this Warrant as of November 27, 2000.

                                       GENELABS TECHNOLOGIES, INC.


                                       By: /s/ JAMES A.D. SMITH
                                           -------------------------------------
                                           James A. D. Smith
                                           President and Chief Executive Officer

                                                                         Annex A

                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)


      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of __________________ the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ______________ whose address is ___________________________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of ______________________ whose address is _____________________________ and that such Warrant Certificate be delivered to ________________________, whose address is _________________________________.

Dated:

                                            Signature: _________________________
                                            (Signature must conform in all
                                            respects to name of holders as
                                            specified on the face of the Warrant
                                            Certificate.)

________________________________
(Insert Social Security or
Taxpayer Identification
Number of Holder.)

                                              EXHIBIT B

      1. The Company is validly existing and in good standing under the laws of the State of California.

      2. The Company has all requisite corporate power and authority to own its properties and to carry on its business as described in the Officer's Certificate.

      3. The Transaction Agreements have been duly authorized by all requisite corporate action on the part of the Company and constitute valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws, rules or regulations or the policies underlying such laws, rules or regulations, and (c) we express no view with respect to the voting agreement or standstill provisions in the Purchase Agreement.

      4. The Shares and the Warrant have been duly authorized for issuance by the Company. The Shares when issued, delivered and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrant have been reserved for issuance by all requisite corporate action on the part of the Company and, when issued upon exercise of the Warrant in accordance with its terms will be validly issued, fully paid and nonassessable.

      5. The execution and delivery by the Company of each of the Transaction Agreements and the performance by the Company of its obligations thereunder will not (i) violate any provision of the Restated Certificate or the Bylaws, or (ii) constitute a violation or default under the terms of any agreement or instrument filed as an exhibit to the Company's Form 10-K, as amended, for the year ended December 31, 1999.

      6. No consent or approval of, or other action by or filing with, any Governmental Authority under any Applicable Law is required to be obtained, taken or made by the Company in connection with the execution, delivery and performance by the Company of the transactions contemplated by the Purchase Agreement, except where a failure to obtain, take or make such Governmental Approval would not have a material adverse effect on the Company, subject to the timely filing of a Form D pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      7. No registration is required under the Securities Act in connection with offer and sale of the Shares or the Warrant to you pursuant to the Purchase Agreement, subject to the timely filing of a Form D pursuant to Regulation D promulgated under the Securities Act.

      8. Except as may be set forth in the Schedule of Exceptions to the Purchase Agreement, to the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of any of the Transaction Agreements or might result, either individually or in the aggregate, in any material adverse change in assets, financial condition or operations of the Company.

      For purposes of the opinion expressed in paragraph 6 above: (i) the term "Applicable Law" means those laws, rules and regulations of the State of California and the United States of America (other than state securities or "blue sky" laws, and the rules and regulations promulgated thereunder) which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, but without our having made any special investigation concerning the applicability of any other law, rule or regulation; and (ii) the term "Governmental Authority" means any federal, California state executive, legislative, judicial, administrative or regulatory body having jurisdiction over the Company under Applicable Laws.

      For purposes of the opinion expressed in paragraph 7 above, we have assumed that no form of general solicitation or general advertising was used by the Company or any other person acting on behalf of the Company in connection with the offer and sale of the Shares or the Warrant, and we have assumed that neither the Company nor any other such person has, either directly or indirectly, offered or sold any of the Shares or any other similar security of the Company except pursuant to the Purchase Agreement.

                                              **CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT D

          ACTIVE PHARMACEUTICAL INGREDIENT AND FINISHED PRODUCT SUPPLY
                                    AGREEMENT

                                     BETWEEN



                           GENELABS TECHNOLOGIES, INC.

                                       AND

                          WATSON PHARMACEUTICALS, INC.










                            DATED: NOVEMBER 12, 2000

                                              **CONFIDENTIAL TREATMENT REQUESTED

          ACTIVE PHARMACEUTICAL INGREDIENT AND FINISHED PRODUCT SUPPLY
                                    AGREEMENT

        This Active Pharmaceutical Ingredient and Finished Product Supply Agreement (the "Agreement") is made as of November 12, 2000 ("Effective Date") by and between Genelabs Technologies Inc., a California corporation ("Genelabs") and Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"). Genelabs and Watson are sometimes referred to collectively herein as the "Parties" or singly as a "Party."

                                    RECITALS

        WHEREAS, Watson and Genelabs have entered into a license agreement of even date herewith (the "License Agreement") pursuant to which Watson obtained exclusive commercial rights in the Territory (as defined in the License Agreement) to certain products of Genelabs containing DHEA, and requires an assured source of supply of both the active pharmaceutical ingredient DHEA and the finished dosage form;

        WHEREAS, Watson has expressed interest in obtaining DHEA through Genelabs pursuant to that certain DHEA Supply Agreement by and between Genelabs and [**], dated May 29, 2000 for the supply of DHEA, [**] (the "API Supply Agreement");

        WHEREAS, Watson has also expressed interest in obtaining finished products through Genelabs, [**], pursuant to that certain Third Party Manufacturing Agreement by and between Genelabs and Schering Corporation ("Schering"), dated March 31, 1997 for the supply of finished products (the "Finished Products Manufacturing Agreement");

        WHEREAS, Watson possesses substantial resources and expertise in the commercialization and marketing of pharmaceutical products; and

        WHEREAS, Genelabs wishes to grant to Watson, and Watson wishes to obtain from Genelabs, an exclusive right to purchase Watson's requirements for DHEA and finished products in the Territory on the terms and subject to the conditions as set forth in both the API Supply Agreement and the Finished Products Manufacturing Agreement until such time as Watson (i) [**], (ii) enters into a separate supply agreement directly with [**] or Schering, or (iii) obtains another FDA-approved source for either DHEA or finished products.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE I

        Section 1.01. DEFINITIONS. Unless defined herein, all capitalized terms shall have the same meaning as set forth in the API Supply Agreement or the Finished Products Manufacturing Agreement.

                                              **CONFIDENTIAL TREATMENT REQUESTED

        Section 1.02. GENELABS' COVENANTS. Genelabs agrees to cause the supply of all API and finished product ordered by Watson for sale in the Territory through the API Supply Agreement and the Finished Products Manufacturing Agreement. Genelabs shall provide to Watson all rights under and warranties provided by [**] and Schering, respectively.

        Section 1.03. WATSON'S COVENANTS. Watson hereby agrees to comply with the requirements of the API Supply Agreement and under the Finished Products Manufacturing Agreement with respect to forecasting, ordering, acceptance and payment, and other operational issues, for product in sufficient time to allow Genelabs to comply with such agreements.

        Section 1.04. FURTHER ASSURANCES. [**].

                                   ARTICLE II

                                  MISCELLANEOUS

        Section 2.01. ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party can sell, transfer or assign its rights under the Agreement to any third party as part of a sale or transfer of the business to which this Agreement relates. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

        Section 2.02. FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by the other Party.

        Section 2.03. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, except that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable to this Agreement.

        Section 2.04. WAIVER. Except as specifically provided for herein, the waiver from time to time by either Party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

        Section 2.05. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 2.06. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered

                                              **CONFIDENTIAL TREATMENT REQUESTED

personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

        IF TO GENELABS:      Genelabs Technologies, Inc.
                             505 Penobscot Drive
                             Redwood City
                             Attn:  Chief Executive Officer
                             cc:  Vice President, Legal Affairs
                             Telephone:  (650) 369-9500
                             Facsimile:  (650) 368-0709

        IF TO WATSON:        Watson Pharmaceuticals, Inc.
                             311 Bonnie Circle
                             Corona, CA 92880-2882
                             Attn:  Chief Executive Officer
                             Telephone:  (909) 270-1400
                             Facsimile:  (909) 270-1429

        COPIES TO:           Watson Pharmaceuticals, Inc.
                             311 Bonnie Circle
                             Corona, CA 92880-2882
                             Attn:  General Counsel
                             Telephone:  (909) 270-1400
                             Facsimile:  (909) 279-8094

        Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

        Section 2.07. INDEPENDENT CONTRACTORS. It is expressly agreed that Genelabs and Watson shall be independent contractors and that the relationship between the Parties shall not constitute a partnership or agency of any kind. Neither Genelabs nor Watson shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

        Section 2.08. RULES OF CONSTRUCTION. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

        Section 2.09. ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings,



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either oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

        Section 2.10. HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several articles hereof.

        Section 2.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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                                              **CONFIDENTIAL TREATMENT REQUESTED

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the Effective Date.

GENELABS TECHNOLOGIES, INC.                        WATSON PHARMACEUTICALS, INC.


By:     /s/ JAMES A. D. SMITH                      By:    /s/ ROBERT C. FUNSTEN
   ---------------------------------                  -------------------------

Name:   James A. D. Smith                          Name:  Robert C. Funsten
Title:  President and Chief Executive Officer             Title: SVP and General
                                                                 Counsel



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                                              **CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT E

                            THIRD PARTY LICENSE TERMS

Capitalized terms below are defined in the Agreement dated as of October 1, 1993 between the Board of Trustees of the Leland Stanford Junior University and Genelabs Technologies, Inc., as amended.

7.      ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

7.1 Quarterly Earned Royalty Payment and Report -- Beginning with the first sale of a Licensed Product, LICENSEE shall make written reports (even if there are no sales) and earned royalty payments to STANFORD within thirty (30) days after the end of each calendar quarter. This report shall state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed calendar quarter, and resulting calculation pursuant to Paragraph 6.3 of earned royalty payment due STANFORD for such completed calendar quarter. Concurrent with the making of each such report, LICENSEE shall include payment due STANFORD of royalties for the calendar quarter covered by such report.

7.2 Accounting -- LICENSEE agrees to keep and maintain records for a period of three (3) years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and expenses, and records which include production records, customers, serial numbers and related information in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books and records to be examined by STANFORD from time to time to the extent necessary to verify reports provided for in Paragraph 7.1. Such examination is to be made by STANFORD or its designee (acceptable to LICENSEE), at the expense of STANFORD, except in the event that the results of the audit reveal an underreporting of royalties due STANFORD of five percent (5%) or more, then the audit costs shall be paid by LICENSEE.

8.      NEGATION OF WARRANTIES

8.1     Nothing in this Agreement is or shall be construed as:

                (a) A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent(s);

                (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

                (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 12;

                (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s); or

                (e) An obligation to furnish any technology or technological information other than the Technology.

8.2 Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR

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                                              **CONFIDENTIAL TREATMENT REQUESTED

        THAT THE USE OF THE LICENSED PRODUCTS(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

8.3 LICENSEE agrees that nothing in this Agreement grants LICENSEE any express or implied license or right under or to:

                (a) U.S. Patent No. 4,237,224, "Process for Producing Biologically Functional Molecular Chimeras," U.S. Patent No. 4,468,464 and U.S. Patent No. 4,740,470, both entitled, "Biologically Functional Molecular Chimeras" (collectively known as the Cohen/Boyer patents) or reissues thereof; or

                (b) U.S. Patent 4,656,134 "Amplification of Eucaryotic Genes" or any patent application corresponding thereto.

9       INDEMNITY

9.1 LICENSEE agrees to indemnify, hold harmless, and defend STANFORD and Stanford University Hospital and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Invention(s), Licensed Patents(s), Licensed Product(s), or Technology by LICENSEE or sublicensee(s), or their customers.

9.2 STANFORD shall not be liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Product(s).

9.3 LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

9.4 In addition to the foregoing, LICENSEE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE and its sublicensee(s). During Phase I through Phase III clinical trials such insurance shall provide minimum limits of liability of [**], and during marketing of Licensed Product(s) to the public such insurance shall provide minimum limits of liability of [**] and shall include STANFORD, Stanford University Hospital, their trustees, directors, officers, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested or made during or after the expiration of this Agreement. At STANFORD'S request, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD. LICENSEE shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of STANFORD or Stanford University Hospital shall be excess and noncontributory.